As filed with the Securities and Exchange Commission on July 17, 2015

Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MEDTRONIC PUBLIC LIMITED COMPANY*

(Exact name of Registrant as specified in its charter)

Ireland	3845	98-1183488
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

20 On Hatch, Lower Hatch Street

Dublin 2, Ireland

+353 14 38-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

KEYNA P. SKEFFINGTON, Esq.

Medtronic plc

c/o Medtronic, Inc.

710 Medtronic Parkway

Minneapolis, Minnesota 55432

(763) 514-4000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

PAMELA L. MARCOGLIESE, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

(Copies of all communications, including communications
sent to agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Floating Rate Senior Notes due 2020	$500,000,000	100%	$500,000,000	$58,100
Guarantees of Floating Rate Senior Notes due 2020	(3)	(3)	(3)	(3)
1.500% Senior Notes due 2018	$1,000,000,000	100%	$1,000,000,000	$116,200
Guarantees of 1.500% Senior Notes due 2018	(3)	(3)	(3)	(3)
2.500% Senior Notes due 2020	$2,500,000,000	100%	$2,500,000,000	$290,500
Guarantees of 2.500% Senior Notes due 2020	(3)	(3)	(3)	(3)
3.150% Senior Notes due 2022	$2,500,000,000	100%	$2,500,000,000	$290,500
Guarantees of 3.150% Senior Notes due 2022	(3)	(3)	(3)	(3)
3.500% Senior Notes due 2025	$4,000,000,000	100%	$4,000,000,000	$464,800
Guarantees of 3.500% Senior Notes due 2025	(3)	(3)	(3)	(3)
4.375% Senior Notes due 2035	$2,500,000,000	100%	$2,500,000,000	$290,500
Guarantees of 4.375% Senior Notes due 2035	(3)	(3)	(3)	(3)
4.625% Senior Notes due 2045	$4,000,000,000	100%	$4,000,000,000	$464,800
Guarantees of 4.625% Senior Notes due 2045	(3)	(3)	(3)	(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
(2)	Calculated pursuant to Rule 457 under the Securities Act. The total registration fee due is $1,975,400
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to guarantees of the new notes being registered

*Table of Additional Registrants

Exact Name of Additional Registrants**	Jurisdiction of Incorporation/Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Medtronic, Inc.	Minnesota	3845	41-0793183
Medtronic Global Holdings S.C.A.	Luxembourg	3845	98-1202865

**	Address and telephone number of principal executive office are the same as those of Medtronic public limited company.

The information in this prospectus is not complete and may be changed. We may not sell these securities or consummate the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 17, 2015

PROSPECTUS

MEDTRONIC, INC.

(a Minnesota corporation and 100%-owned subsidiary of Medtronic public limited company)

Offer to exchange

$500,000,000 aggregate principal amount of Floating Rate Senior Notes due March 15, 2020

(CUSIP Nos. 585055 BH8 and U3155L AD9)

for

$500,000,000 aggregate principal amount of Floating Rate Senior Notes due March 15, 2020

(CUSIP No. 585055 BJ4),

$1,000,000,000 aggregate principal amount of 1.500% Senior Notes due March 15, 2018

(CUSIP Nos. 585055 BK1 and U3155L AE7)

for

$1,000,000,000 aggregate principal amount of 1.500% Senior Notes due March 15, 2018

(CUSIP No. 585055 BQ8),

$2,500,000,000 aggregate principal amount of 2.500% Senior Notes due March 15, 2020

(CUSIP Nos. 585055 BF2 and U3155L AC1)

for

$2,500,000,000 aggregate principal amount of 2.500% Senior Notes due March 15, 2020

(CUSIP No. 585055 BG0),

$2,500,000,000 aggregate principal amount of 3.150% Senior Notes due March 15, 2022

(CUSIP Nos. 585055 BL9 and U3155L AF4)

for

$2,500,000,000 aggregate principal amount of 3.150% Senior Notes due March 15, 2022

(CUSIP No. 585055 BR6),

$4,000,000,000 aggregate principal amount of 3.500% Senior Notes due March 15, 2025

(CUSIP Nos. 585055 BM7 and U3155L AG2)

for

$4,000,000,000 aggregate principal amount of 3.500% Senior Notes due March 15, 2025

(CUSIP No. 585055 BS4),

$2,500,000,000 aggregate principal amount of 4.375% Senior Notes due March 15, 2035

(CUSIP Nos. 585055 BN5 and U3155L AH0)

for

$2,500,000,000 aggregate principal amount of 4.375% Senior Notes due March 15, 2035

(CUSIP No. 585055 BT2) and

$4,000,000,000 aggregate principal amount of 4.625% Senior Notes due March 15, 2045

(CUSIP Nos. 585055 BP0 and U3155L AJ6)

for

$4,000,000,000 aggregate principal amount of 4.625% Senior Notes due March 15, 2045

(CUSIP No. 585055 BU9)

that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)

fully and unconditionally guaranteed by

MEDTRONIC GLOBAL HOLDINGS S.C.A.

(an entity organized under the laws of Luxembourg and 100%-owned subsidiary of Medtronic public limited company)

and

MEDTRONIC PUBLIC LIMITED COMPANY

(a public limited company organized under the laws of Ireland)

The exchange offers will expire at 11:59 p.m.,

New York City time, on [—], 2015, unless extended.

This prospectus contains an offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the “exchange offers”), to exchange:

(i) up to $500,000,000 aggregate principal amount of the outstanding Floating Rate Senior Notes due March 15, 2020 (CUSIP Nos. 585055 BH8 and U3155L AD9) issued by Medtronic, Inc., a Minnesota corporation (“Medtronic, Inc.”), together with the subsequent full and unconditional guarantees of such notes by Medtronic plc, a public limited company organized under the laws of Ireland (the “Company,” “we” and “our”), and Medtronic Global Holdings S.C.A., an entity organized under the laws of Luxembourg (“Medtronic Luxco” and, together with the Company, the “guarantors,” and such notes together with such guarantees, the “original floating rate notes”), for a like principal amount of Floating Rate Senior Notes due March 15, 2020, issued by Medtronic, Inc. and guaranteed by the guarantors, that have been registered under the Securities Act (CUSIP No. 585055 BJ4) (the “exchange floating rate notes”);

(ii) up to $1,000,000,000 aggregate principal amount of the outstanding 1.500% Senior Notes due March 15, 2018 (CUSIP Nos. 585055 BK1 and U3155L AE7) issued by Medtronic, Inc. together with the subsequent full and unconditional guarantees of such notes by the guarantors (such notes together with such guarantees, the “original 2018 notes”) for a like principal amount of 1.500% Senior Notes due March 15, 2018, issued by Medtronic, Inc. and guaranteed by the guarantors, that have been registered under the Securities Act (CUSIP No. 585055 BQ8) (the “exchange 2018 notes”);

(iii) up to $2,500,000,000 aggregate principal amount of the outstanding 2.500% Senior Notes due March 15, 2020 (CUSIP Nos. 585055 BF2 and U3155L AC1) issued by Medtronic, Inc. together with the subsequent full and unconditional guarantees of such notes by the guarantors (such notes together with such guarantees, the “original 2020 notes”) for a like principal amount of 2.500% Senior Notes due March 15, 2020, issued by Medtronic, Inc. and guaranteed by the guarantors, that have been registered under the Securities Act (CUSIP No. 585055 BG0) (the “exchange 2020 notes”);

(iv) up to $2,500,000,000 aggregate principal amount of the outstanding 3.150% Senior Notes due March 15, 2022 (CUSIP Nos. 585055 BL9 and U3155L AF4) issued by Medtronic, Inc. together with the subsequent full and unconditional guarantees of such notes by the guarantors (such notes together with such guarantees, the “original 2022 notes”) for a like principal amount of 3.150% Senior Notes due March 15, 2022, issued by Medtronic, Inc. and guaranteed by the guarantors, that have been registered under the Securities Act (CUSIP No. 585055 BR6) (the “exchange 2022 notes”);

(v) up to $4,000,000,000 aggregate principal amount of the outstanding 3.500% Senior Notes due March 15, 2025 (CUSIP Nos. 585055 BM7 and U3155L AG2) issued by Medtronic, Inc. together with the subsequent full and unconditional guarantees of such notes by the guarantors (such notes together with such guarantees, the “original 2025 notes”) for a like principal amount of 3.500% Senior Notes due March 15, 2025, issued by Medtronic, Inc. and guaranteed by the guarantors, that have been registered under the Securities Act (CUSIP No. 585055 BS4) (the “exchange 2025 notes”);

(vi) up to $2,500,000,000 aggregate principal amount of the outstanding 4.375% Senior Notes due March 15, 2035 (CUSIP Nos. 585055 BN5 and U3155L AH0) issued by Medtronic, Inc. together with the subsequent full and unconditional guarantees of such notes by the guarantors (such notes together with such guarantees, the “original 2035 notes”) for a like principal amount of 4.375% Senior Notes due March 15, 2035, issued by Medtronic, Inc. and guaranteed by the guarantors, that have been registered under the Securities Act (CUSIP No. 585055 BT2) (the “exchange 2035 notes”); and

(vii) up to $4,000,000,000 aggregate principal amount of the outstanding 4.625% Senior Notes due March 15, 2045 (CUSIP Nos. 585055 BP0 and U3155L AJ6) issued by Medtronic, Inc. together with the subsequent full and unconditional guarantees of such notes by the guarantors (such notes together with such guarantees, the “original 2045 notes” and, together with the original floating rate notes, original 2018 notes, original 2020 notes, original 2022 notes, original 2025 notes, and original 2035 notes, the “original notes”) for a like principal amount of 4.625% Senior Notes due March 15, 2045, issued by Medtronic, Inc. and guaranteed by the guarantors, that have been registered under the Securities Act (CUSIP No. 585055 BU9) (the “exchange 2045 notes” and, together with the exchange floating rate notes, exchange 2018 notes, exchange 2020 notes, exchange 2022 notes, exchange 2025 notes, and exchange 2035 notes, the “exchange notes”).

When we use the term “notes” in this prospectus, the term includes the original notes and the exchange notes unless otherwise indicated or the context otherwise requires. The original floating rate notes and exchange floating rate notes are together referred to as the “floating rate notes,” the original 2018 notes and exchange 2018 notes are together referred to as the “2018 notes,” the original 2020 notes and exchange 2020 notes are together referred to as the “2020 notes,” the original 2022 notes and exchange 2022 notes are together referred to as the “2022 notes,” the original 2025 notes and exchange 2025 notes are together referred to as the “2025 notes,” the original 2035 notes and exchange 2035 notes are together referred to as the “2035 notes” and the original 2045 notes and exchange 2045 notes are together referred to as the “2045 notes.” The terms of the exchange offers are summarized below and are more fully described in this prospectus.

The form and terms of each series of exchange notes are substantially identical in all material respects to the form and terms of the corresponding series of original notes, except for the issue date and that the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes.

Medtronic, Inc. will accept for exchange any and all original notes validly tendered and not validly withdrawn prior to 11:59 p.m., New York City time, on [—], 2015, unless extended (the “expiration date”).

You may withdraw tenders of original notes at any time prior to the expiration of the exchange offers.

None of us, Medtronic, Inc. and Medtronic Luxco will receive any proceeds from the exchange offers. The original notes surrendered in exchange for the exchange notes will be retired and cancelled and will not be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our, Medtronic, Inc.’s or Medtronic Luxco’s outstanding indebtedness.

The exchange of any series of original notes for the corresponding series of exchange notes will not be a taxable event for U.S. federal income tax purposes.

No public market currently exists for the original notes. We do not intend to list the exchange notes on any securities exchange and, therefore, no active public market for the exchange notes is anticipated.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We, Medtronic, Inc. and Medtronic Luxco have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 16 to read about important factors you should consider before tendering your original notes.

None of us, Medtronic, Inc. and Medtronic Luxco are not making an offer to exchange notes in any jurisdiction where the offer is not permitted.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015

In this prospectus, unless the context otherwise requires, the terms “Company,” “combined Company,” “us,” “we” and “our” refer to Medtronic plc, a public limited company organized under the laws of Ireland, and its consolidated subsidiaries. The term “Medtronic, Inc.” refers to Medtronic, Inc., a Minnesota corporation; the term “Covidien” refers to Covidien Limited (formerly known as Covidien plc), a private limited company organized under the laws of Ireland; and the term “Medtronic Luxco” refers to Medtronic Global Holdings S.C.A., an entity organized under the laws of Luxembourg.

On January 26, 2015, pursuant to the transaction agreement, dated as of June 15, 2014 (the Transaction Agreement), by and among Medtronic, Inc., Covidien, the Company (formerly known as Medtronic Limited, Medtronic Holdings Limited and Kalani I Limited), Makani II (formerly known as Makani II Limited), an unlimited company organized under the laws of Ireland and a 100%-owned subsidiary of Medtronic plc (“IrSub”), Aviation Acquisition Co., Inc., a Minnesota corporation (“U.S. AcquisitionCo”), and Aviation Merger Sub, LLC, a Minnesota limited liability company and a 100%-owned subsidiary of U.S. AcquisitionCo (“MergerSub”), (i) the Company and IrSub acquired Covidien (the “Acquisition”) pursuant to the Irish Scheme of Arrangement under Section 201, and a capital reduction under Sections 72 and 74, of the Irish Companies Act of 1963 and (ii) MergerSub merged with and into Medtronic, Inc., with Medtronic, Inc. as the surviving corporation in the merger (the “Merger” and, together with the Acquisition, the “Covidien Transactions”). Following the consummation of the Covidien Transactions on January 26, 2015, Medtronic, Inc. and Covidien became subsidiaries of the Company. In connection with the consummation of the Covidien Transactions, the Company re-registered as a public limited company organized under the laws of Ireland.

We are responsible for the information contained or incorporated by reference into this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of the document containing the information.

i

This prospectus contains summaries of the material terms of certain documents and refers you to certain documents that we have filed with the SEC. See “Incorporation of Certain Documents by Reference.” Copies of these documents, except for certain exhibits and schedules, will be made available to you without charge upon written or oral request to:

Medtronic, Inc.

Investor Relations Department

710 Medtronic Parkway

Minneapolis (Fridley), MN 55432

(763) 514-4000

In order to obtain timely delivery of such materials, you must request information from us no later than five business days prior to the expiration date of the exchange offers.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical fact. Our forward-looking statements generally relate to our growth and growth strategies, financial results, product development, research and development strategy, regulatory approvals, competitive strengths, restructuring initiatives, intellectual property rights, litigation and tax matters, government investigations, mergers and acquisitions (including matters related to the recently completed Covidien Transactions), divestitures, market acceptance of our products, accounting estimates, financing activities, ongoing contractual obligations, working capital adequacy, our effective tax rate, and sales efforts. Forward-looking statements may be identified by the use of words like “anticipate,” “believe,” “could,” “contemplate,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “looking ahead,” “may,” “might,” “plan,” “possible,” “potential,” “project,” “seek,” “should,” “target,” “will,” “would” or expressions of similar meaning. Forward-looking statements reflect management’s good faith evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, including, among others, those discussed in the section entitled “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended April 24, 2015, and the section entitled “Government Regulation and Other Conditions” in our Annual Report on Form 10-K for the fiscal year ended April 24, 2015. Specific factors that may impact performance or other predictions of future actions have, in many but not all cases, been identified in connection with specific forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. We caution you therefore against relying on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include economic, business, competitive, market and regulatory conditions and the following:

•	our ability to compete in the highly competitive medical device industry;

•	the effect of a reduction or interruption in supply and our ability to develop alternative sources for supply;

•	the effect of greater scrutiny and regulation by governmental authorities of our industry;

•	the effect of laws and governmental regulations, including environmental laws and regulations, and any adverse regulatory action;

•	our failure to comply with rules relating to reimbursement and regulation of health care goods and services;

•	unanticipated issues that may affect U.S. Food and Drug Administration and non-U.S. regulatory approval of new products;

•	our substantial dependence on patent and other proprietary rights and the failure to protect such rights or to be successful in litigation related to our rights or the rights of others;

•	the effect of quality problems with our processes, goods and services;

•	the risk of product liability claims;

•	the effect of health care policy changes, including U.S. health care reform legislation signed in 2010;

•	the adequacy of our self-insurance program;

•	the effect of decreasing prices for our goods and services and the inability to reduce our expenses;

•	the effect of higher costs to produce our products as a result of changes in prices for oil, gas and other commodities;

•	the effect of worldwide economic instability;

•	market and financial risk due to our international operations;

•	legal and regulatory risks in our international operations;

•	the effect of consolidation in the health care industry;

•	the effect on our business of health care industry cost-containment measures;

•	the dependence of our research and development efforts on investments and investment collaborations and the success of such investments or investment collaborations;

•	our dependence for the continuing development of many of our products on maintaining strong relationships with health care professionals;

•	our dependence on sophisticated information technology and our ability to properly maintain the integrity of our data and the proper operation of our products;

•	the effect of negative conditions in the global credit market;

•	the effect of clinical trials conducted by us, our competitors and other third parties, the results of which may be unfavorable or perceived as unfavorable;

•	our ability to integrate acquired businesses into our operations, including Covidien;

•	the effect on us of governmental investigations into marketing and other business practices in the medical device industry;

•	the effect on us of our substantial leverage and debt service obligations;

•	changes in tax law or exposure to additional income tax liabilities, including as a result of the outcome of any tax proceeding;

•	changes in tax laws or interpretations that could increase the Company’s, Medtronic, Inc.’s or Covidien’s consolidated tax liabilities, including, without limitation, changes in tax laws related to the treatment of intercompany debt, or changes in tax laws that would affect the availability of treaty benefits, result in the Company being treated as a domestic corporation for U.S. federal tax purposes, or otherwise increase the Company’s consolidated tax liabilities;

•	risks relating to our incorporation in Ireland, such as the enforceability of court judgments against us in Ireland;

•	our ability to realize the anticipated benefits of the Covidien Transactions, the time required to realize such benefits, if any, and our ability to integrate the two businesses;

•	the effect of direct and indirect costs we have incurred and will incur as a result of the Covidien Transactions;

•	our actual financial position and results of operations may differ materially from the unaudited pro forma condensed combined financial data incorporated by reference into this prospectus and, accordingly, you have limited financial information on which to evaluate the combined Company and your investment decision; and

•	other risks described in the “Risk Factors” section of this prospectus beginning on page 16 and incorporated by reference herein, including the risks described in the “Risk Factors” and “Government Regulation and Other Conditions” sections of our Annual Report on Form 10-K for the fiscal year ended April 24, 2015.

MARKET AND INDUSTRY DATA

We have obtained certain industry and market share data from third-party sources that we believe are reliable. In many cases, however, we have made statements in this prospectus or in documents incorporated by reference into this prospectus regarding our industry and our position in the industry based on estimates made based on our experience in the industry and our own investigation of market conditions. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that the industry and market data included or incorporated in this prospectus, and estimates and beliefs based on that data, may not be reliable. We cannot guarantee the accuracy or completeness of any such information.

v

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Please note that the SEC’s website is included in this prospectus as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in the following paragraph. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus and information filed with the SEC subsequent to this prospectus and prior to the termination of the exchange offers referred to in this prospectus will automatically be deemed to update and supersede this information. Any statement so updated or superseded shall not be deemed, except as so updated or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or that the information incorporated by reference in this prospectus is accurate as of any date other than the date of the document being incorporated by reference. We incorporate by reference into this prospectus the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

•	The Company’s Annual Report on Form 10-K for the year ended April 24, 2015, filed with the SEC on June 23, 2015 (the “2015 Annual Report on Form 10-K”);

•	Portions of the Company’s Definitive Proxy Statement on Schedule 14A, to be filed with the SEC that are incorporated by reference into Part III of the Company’s 2015 Annual Report on Form 10-K;

•	The Company’s Current Reports on Form 8-K, filed with the SEC on June 9, 2015, June 25, 2015 and July 17, 2015 and Form 8-K/A, filed with the SEC on July 14, 2015;

•	The audited consolidated financial statements of Covidien beginning on page 58 of Covidien’s Annual Report on Form 10-K for the fiscal year ended September 26, 2014, filed with the SEC on November 24, 2014; and

•	The unaudited condensed consolidated financial statements of Covidien beginning on page 2 and ending on page 28 of Covidien’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 26, 2014, filed with the SEC on January 23, 2015.

We also incorporate by reference any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between, and including, the date of this prospectus and the date the exchange offers are terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K (including related exhibits), which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents).

You may request a copy of these documents by writing or telephoning us at:

Medtronic, Inc.

Investor Relations Department

710 Medtronic Parkway

Minneapolis (Fridley), MN 55432

(763) 514-4000

In order to obtain timely delivery of such materials, you must request information from us no later than five business days prior to the expiration of the exchange offer.

SUMMARY

This summary highlights certain information contained elsewhere or incorporated by reference in this prospectus. Because this is only a summary, it does not contain all of the information that is important to you. You should read this entire prospectus and the documents incorporated by reference herein, including the risk factors and the financial statements and related notes included elsewhere herein and therein, before making a decision with respect to the notes.

Our fiscal year ends on the last Friday in April, and therefore, the total weeks in a fiscal year can fluctuate between 52 and 53 weeks. Fiscal years 2015, 2014 and 2013 were 52-week years. Fiscal year 2016 is a 53-week year. Unless otherwise indicated, (i) references, with respect to the Company, in this prospectus to our “fiscal year 2015,” “fiscal year 2014” and “fiscal year 2013” are to our fiscal years ended April 24, 2015, April 25, 2014 and April 26, 2013, respectively; and (ii) references with respect to Covidien in this prospectus and the Covidien documents incorporated herein by reference to “fiscal year 2015,” “fiscal year 2014,” “fiscal year 2013” and “fiscal year 2012” are to Covidien’s fiscal years ended September 25, 2015, September 26, 2014, September 27, 2013 and September 28, 2012, respectively.

In this prospectus, unless the context otherwise requires, the terms “Company,” “combined Company,” “Medtronic plc,” “us,” “we” and “our” refer to Medtronic plc, a public limited company organized under the laws of Ireland, and its consolidated subsidiaries. The term “Medtronic, Inc.” refers to Medtronic, Inc., a Minnesota corporation; the term “Covidien” refers to Covidien Limited (formerly known as Covidien plc), a private limited company organized under the laws of Ireland; and the term “Medtronic Luxco” refers to Medtronic Global Holdings S.C.A., an entity organized under the laws of Luxembourg.

Our Company

Medtronic plc, headquartered in Dublin, Ireland, is the global leader in medical technology—alleviating pain, restoring health, and extending life for millions of people around the world. We were founded in 1949 and today serve hospitals, physicians, clinicians, and patients in approximately 160 countries worldwide. We remain committed to a mission written by our founder 55 years ago that directs us “to contribute to human welfare by the application of biomedical engineering in the research, design, manufacture, and sale of products to alleviate pain, restore health, and extend life.”

With innovation and market leadership, we have pioneered advances in medical technology in all of our businesses. Our commitment to enhance our offerings by developing and acquiring new products, wrap-around programs, and solutions to meet the needs of a broader set of stakeholders is driven by the following primary strategies:

•	Therapy Innovation: Delivering a strong launch cadence of meaningful therapies and procedures.

•	Globalization: Addressing the inequity in health care access globally, primarily in emerging markets.

•	Economic Value: Becoming a leader in value-based health care by offering new services and solutions to improve outcomes and efficiencies, lower costs by reducing hospitalizations, improve remote clinical management, and increase patient engagement.

Our primary customers include hospitals, clinics, third-party health care providers, distributors, and other institutions, including governmental health care programs and group purchasing organizations.

On January 26, 2015, we completed the acquisition of Covidien in a cash and stock transaction valued at approximately $50 billion. In connection with the Covidien Transactions, Medtronic, Inc. and Covidien were combined under and became subsidiaries of the Company. The acquisition of Covidien provides the combined Company with increased financial strength and flexibility and is expected to meaningfully accelerate all three strategies discussed above.

We currently function in four operating segments that primarily manufacture and sell device-based medical therapies. Our operating segments consist of the Cardiac and Vascular Group (“CVG”), the Minimally Invasive Technologies Group (“MITG”), the Restorative Therapies Group (“RTG”), and the Diabetes Group.

CVG is composed of the Cardiac Rhythm & Heart Failure, Coronary & Structural Heart, and Aortic & Peripheral Vascular divisions. CVG’s products, with specific focus on comprehensive disease management, include pacemakers, insertable and external cardiac monitors, implantable defibrillators, leads and delivery systems, ablation products, electrophysiology catheters, products for the treatment of atrial fibrillation, information systems for the management of patients with Cardiac Rhythm & Heart Failure devices, products designed to reduce surgical site infections, coronary and peripheral stents and related delivery systems, endovascular stent graft systems, heart valve replacement technologies, cardiac tissue ablation systems, and open heart and coronary bypass grafting surgical products. CVG also includes Cardiocom and Cath Lab Managed Services.

MITG is composed of the Surgical Solutions and Patient Monitoring & Recovery divisions. With a focus on diseases of the gastrointestinal tract, lungs, pelvic region, kidneys, obesity, and preventable complications, the group looks to enhance patient outcomes through minimally invasive solutions. MITG’s products include those for advanced and general surgical care, such as stapling, vessel sealing, and other surgical instruments; sutures; electrosurgery products; hernia mechanical devices, mesh implants; gastrointestinal, interventional lung and advanced ablation solutions; products for patient monitoring and recovery, such as ventilators, capnography, and other airway products; sensors; monitors; compression and dialysis products; enteral feeding; wound care; and medical surgical products, including operating room supply products, electrodes, needles, syringes, and sharps disposals.

RTG is composed of the Spine, Neuromodulation, Surgical Technologies, and Neurovascular divisions. RTG includes products for various areas of the spine, bone graft substitutes, biologic products, trauma, implantable neurostimulation therapies and drug delivery systems for the treatment of chronic pain, movement disorders, obsessive-compulsive disorder, overactive bladder, urinary retention, fecal incontinence and gastroparesis, products to treat conditions of the ear, nose, and throat, and systems that incorporate advanced energy surgical instruments. Additionally, RTG manufactures and sells image-guided surgery and intra-operative imaging systems. Additionally, the group manufactures and sells image-guided surgery and intra-operative imaging systems. With the addition of the Neurovascular division through the acquisition of Covidien, the group manufactures and markets product and therapies to treat diseases of the vasculature in and around the brain and includes sales of coils, neurovascular stents and flow diversion products.

Our Diabetes Group is composed of the Intensive Insulin Management, Non-Intensive Diabetes Therapies, and Diabetes Services & Solutions divisions. The Diabetes Group develops, manufactures, and markets advanced, integrated diabetes management solutions that include insulin pump therapy, continuous glucose monitoring systems, and therapy management software.

Our executive offices are located at 20 On Hatch, Lower Hatch Street, Dublin 2, Ireland, and our telephone number at that address is +353 14 38-1700.

Structure of the Covidien Transactions

Upon completion of the Covidien Transactions, each of Medtronic, Inc. and Covidien became subsidiaries of the Company. Following the closing of the Covidien Transactions, the Company engaged in certain internal restructuring transactions to, among other things, facilitate future financings. These internal restructuring transactions included interposing Medtronic Luxco and certain other entities between the Company and its operating subsidiaries, including Medtronic, Inc. Medtronic Luxco is expected to be the issuer of future external indebtedness of the combined group and has guaranteed (together with the Company) certain existing indebtedness of Medtronic, Inc., Covidien and their respective subsidiaries. We expect that the Company will guarantee any future external indebtedness issued by Medtronic Luxco. Medtronic Luxco will guarantee (together with the Company and, potentially, certain other subsidiaries) certain future indebtedness of Medtronic, Inc., including the exchange notes. See “Description of Notes—Guarantees.”

The following diagram illustrates in simplified terms the structure of the Company as of April 24, 2015. The diagram depicts only selected subsidiaries of the Company. For further information, please see “Use of Proceeds” and the financial statements and related notes of us and Covidien incorporated by reference herein. From time to time, we, Medtronic, Inc. and Medtronic Luxco may consider repayments, redemptions or repurchases for cash of their respective outstanding indebtedness, by means of one or more tender offers or otherwise.

Company Corporate Structure as of April 24, 2015

(all dollar values in millions)

(1)	Medtronic, Inc. and Medtronic Luxco are co-borrowers under the Amended and Restated Credit Agreement ($3,500,000,000 Five Year Revolving Credit Facility) (the “Amended and Restated Revolving Credit Agreement”), and the Company, Medtronic, Inc. and Medtronic Luxco have guaranteed the obligations of such co-borrowers under the Amended and Restated Revolving Credit Agreement.

(2)	The Company and Medtronic, Inc. have guaranteed the obligations of Medtronic Luxco under its commercial paper program.
(3)	The Company and Medtronic Luxco have guaranteed the obligations of Medtronic, Inc. under its term loan credit agreement.
(4)	The Company and Medtronic Luxco have guaranteed all of the outstanding senior notes issued by Medtronic, Inc., including the original notes.
(5)	Covidien, Covidien Group Holdings Ltd., the Company and Medtronic Luxco have guaranteed all of the outstanding senior notes issued by CIFSA.
(6)	The Company will guarantee any future indebtedness of Medtronic Luxco.
(7)	This entity was formerly known as Covidien Ltd.

Summary of the Exchange Offers

Background	On December 10, 2014, Medtronic, Inc. issued:

(i) $500,000,000 aggregate principal amount of Floating Rate Senior Notes due March 15, 2020 (the “issued floating rate notes”),

(ii) $1,000,000,000 aggregate principal amount of 1.500% Senior Notes due March 15, 2018 (the “issued 2018 notes”),

(iii) $2,500,000,000 aggregate principal amount of 2.500% Senior Notes due March 15, 2020 (the “issued 2020 notes”),

(iv) $2,500,000,000 aggregate principal amount of 3.150% Senior Notes due March 15, 2022 (the “issued 2022 notes”),

(v) $4,000,000,000 aggregate principal amount of 3.500% Senior Notes due March 15, 2025 (the “issued 2025 notes”),

(vi) $2,500,000,000 aggregate principal amount of 4.375% Senior Notes due March 15, 2035 (the “issued 2035 notes”) and

(vii) $4,000,000,000 aggregate principal amount of 4.625% Senior Notes due March 15, 2045 (the “issued 2045 notes” and, together with the issued floating rate notes, the issued 2018 notes, the issued 2020 notes, the issued 2022 notes, the issued 2025 notes, and the issued 2035 notes, the “issued notes”).

On January 26, 2015, the Company, Medtronic Luxco and Medtronic, Inc. executed supplemental indentures covering the issued notes, pursuant to which the Company and Medtronic Luxco each provided a full and unconditional guarantee of:

(i) the issued floating rate notes (the “issued floating rate notes guarantees”),

(ii) the issued 2018 notes (the “issued 2018 notes guarantees”),

(iii) the issued 2020 notes (the “issued 2020 notes guarantees”),

(iv) the issued 2022 notes (the “issued 2022 notes guarantees”),

(v) the issued 2025 notes (the “issued 2025 notes guarantees”),

(vi) the issued 2035 notes (the “issued 2035 notes guarantees”) and

(vii) the issued 2045 notes (the “issued 2045 notes guarantees”).

The issued floating rate notes and issued floating rate notes guarantees are together referred to as the “original floating rate notes,” the issued 2018 notes and issued 2018 notes guarantees are together referred to as the “original 2018 notes,” the issued 2020 notes and issued 2020 notes guarantees are together referred to as the “original 2020 notes,” the issued 2022 notes and issued 2022 notes guarantees are together referred to as the “original 2022 notes,” the issued 2025 notes and issued 2025 notes guarantees are together referred to as the “original 2025 notes,” the issued 2035 notes and issued 2035 notes guarantees are together referred to as the “original 2035 notes,” and the issued 2045 notes and issued 2045 notes guarantees are together referred to as the “original 2045 notes.”

Registration Rights Agreement	As part of the issuance of the issued notes, Medtronic, Inc. entered into a registration rights agreement, dated as of December 10, 2014, and the Company and Medtronic Luxco entered in a joinder, dated January 26, 2015, to such agreement, with the initial purchasers with respect to the original notes, under which the Company, Medtronic Luxco and Medtronic, Inc. agreed, among other things, to cause the delivery of this prospectus to you and to use commercially reasonable efforts to complete an exchange offer for each series of original notes.

Securities Offered	$500,000,000 aggregate principal amount of Floating Rate Senior Notes due March 15, 2020, issued by Medtronic, Inc. and guaranteed by the Company and Medtronic Luxco (together, the “guarantors” and such notes, the “exchange floating rate notes”).

$1,000,000,000 aggregate principal amount of 1.500% Senior Notes due March 15, 2018, issued by Medtronic, Inc. and guaranteed by the guarantors (the “exchange 2018 notes”).

$2,500,000,000 aggregate principal amount of 2.500% Senior Notes due March 15, 2020, issued by Medtronic, Inc. and guaranteed by guarantors (the “exchange 2020 notes”).

$2,500,000,000 aggregate principal amount of 3.150% Senior Notes due March 15, 2022, issued by Medtronic, Inc. and guaranteed by guarantors (the “exchange 2022 notes”).

$4,000,000,000 aggregate principal amount of 3.500% Senior Notes due March 15, 2025, issued by Medtronic, Inc. and guaranteed by guarantors (the “exchange 2025 notes”).

$2,500,000,000 aggregate principal amount of 4.375% Senior Notes due March 15, 2035, issued by Medtronic, Inc. and guaranteed by guarantors (the “exchange 2035 notes”).

$4,000,000,000 aggregate principal amount of 4.625% Senior Notes due March 15, 2045, issued by Medtronic, Inc. and guaranteed by the guarantors (the “exchange 2045 notes” and, together with the exchange floating rate notes, the exchange 2018 notes, the exchange 2020 notes, the exchange 2022 notes, the exchange 2025 notes, and the exchange 2035 notes, the “exchange notes”).

Each exchange note has been registered under the Securities Act. The form and terms of each series of exchange notes are substantially identical in all material respects to the form and terms of the corresponding series of original notes, except for the issue date and that the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes.

Exchange Offer	Medtronic, Inc. is offering to exchange up to:

(i) $500,000,000 aggregate principal amount of the outstanding original floating rate notes,

(ii) $1,000,000,000 aggregate principal amount of the outstanding original 2018 notes,

(iii) $2,500,000,000 aggregate principal amount of the outstanding original 2020 notes,

(iv) $2,500,000,000 aggregate principal amount of the outstanding original 2022 notes,

(v) $4,00,000,000 aggregate principal amount of the outstanding original 2025 notes,

(vi) $2,500,000,000 aggregate principal amount of the outstanding original 2035 notes and

(vii) $4,000,000,000 aggregate principal amount of the outstanding original 2045 notes for like principal amounts of the exchange floating rate notes, exchange 2018 notes, exchange 2020 notes, exchange 2022 notes, exchange 2025 notes, exchange 2035 notes, and exchange 2045 notes, respectively,

You may tender original notes only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Medtronic, Inc. will issue each series of exchange notes promptly after the expiration of the relevant exchange offer. In order to be exchanged, an original note must be validly tendered, not validly withdrawn and accepted. Subject to the satisfaction or waiver of the conditions of the exchange offers, all original notes that are validly tendered and not validly withdrawn will be exchanged.

As of the date of this prospectus, $500,000,000 aggregate principal amount of original floating rate notes, $1,000,000,000 aggregate principal amount of original 2018 notes, $2,500,000,000 aggregate principal amount of original 2020 notes, $2,500,000,000 aggregate principal amount of original 2022 notes, $4,000,000,000 aggregate principal amount of original 2025 notes, $2,500,000,00 aggregate principal amount of original 2035 notes, and $4,000,000,000 aggregate principal amount of original 2045 notes are outstanding.

The original notes were issued under the indenture between Medtronic, Inc. and Wells Fargo Bank, National Association, as trustee (the “Trustee” and such indenture, the “Base Indenture”), as supplemented by the first supplemental indenture between Medtronic,

Inc. and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Original Notes Indenture”), each dated as of December 10, 2014. On January 26, 2015, the Company and the Trustee entered into a supplemental indenture (the “Second Supplemental Indenture”) and Medtronic Luxco and the Trustee entered into a supplemental indenture (the “Third Supplemental Indenture” and together with the Original Notes Indenture and the Second Supplemental Indenture, the “Indenture”), in each case supplementing the Original Notes Indenture.

If all outstanding original notes are tendered for exchange, there will be $500,000,000 aggregate principal amount of Floating Rate Senior Notes due March 15, 2020, $1,000,000,000 aggregate principal amount of 1.500% Senior Notes due March 15, 2018, $2,500,000,000 aggregate principal amount of 2.500% Senior Notes due March 15, 2020, $2,500,000,000 aggregate principal amount of 3.150% Senior Notes due March 15, 2022, $4,000,000,000 aggregate principal amount of 3.500% Senior Notes due March 15, 2025, $2,500,000,000 aggregate principal amount of 4.375% Senior Notes due March 15, 2035 and $4,000,000,000 aggregate principal amount of 4.625% Senior Notes due March 15, 2045 (that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)) immediately outstanding after these exchange offers. From time to time, we, Medtronic, Inc. and Medtronic Luxco also may consider repayments, redemptions or repurchases for cash of their respective outstanding indebtedness, by means of one or more tender offers or otherwise.

Expiration Date; Tenders	The exchange offers will expire at 11:59 p.m., New York City time, on [—], 2015, which is the twentieth business day of the offering period, unless we extend the period of time during which any of the exchange offers is open in our sole discretion. In the event of any material change in any of the offers, we will extend the period of time during which the relevant exchange offer is open if necessary so that at least five business days remain in the relevant exchange offer period following notice of the material change. By signing or agreeing to be bound by the letter of transmittal, you will represent, among other things, that:

•	you are not an affiliate of us, Medtronic, Inc. or Medtronic Luxco;

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the exchange notes; and

•	if you are a broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities,

you will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such exchange notes. For further information regarding resales of the exchange notes by broker-dealers, see the discussion under the caption “Plan of Distribution.”

Settlement Date	The settlement date of each exchange offer will be as soon as practicable after the expiration date of the corresponding exchange offer.

Accrued Interest on the Exchange Notes and Original Notes	Medtronic, Inc. will not pay any accrued and unpaid interest on the original notes that are acquired in the exchange offer. If your original notes are accepted for exchange, you will receive interest on the corresponding exchange notes and not on such original notes, provided that you will receive interest on the original notes and not the exchange notes if and to the extent the record date for such interest payment occurs prior to completion of the relevant exchange offer. Any original notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Conditions to the Exchange Offer	The exchange offers are subject to customary conditions. If we materially change the terms of any of the exchange offers, we will resolicit tenders of the applicable series of original notes and extend the relevant exchange offer period if necessary so that at least five business days remain in the relevant exchange offer period following notice of any such material change. See “The Exchange Offers—Conditions to the Exchange Offers” for more information regarding conditions to the exchange offers.

Procedures for Tendering Original Notes	To participate in the exchange offer, you must follow DTC’s automatic tender offer program (“ATOP”) procedures for tendering the original notes held in book-entry form. The ATOP procedures require that the exchange agent receive, prior to the expiration date, a computer-generated message known as an “agent’s message” (as defined in “The Exchange Offer—Procedures for Tendering”) that is transmitted through ATOP and that DTC confirm that:

•	DTC has received instructions to exchange your original notes;

•	a timely confirmation of book-entry transfer of the original notes into the exchange agent’s account at DTC has occurred; and

•	you agree to be bound by the terms of the letter of transmittal.

See “The Exchange Offer—Procedures for Tendering.”

Special Procedures for Beneficial Holders	If you are a beneficial holder of original notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in any of the exchange offers, you should promptly contact the person in whose name your original notes are registered and instruct that nominee to tender on your behalf. See “The Exchange Offers—Procedures for Tendering.”

Withdrawal rights	Tenders may be withdrawn at any time before 11:59 p.m., New York City time, on the expiration date. See “The Exchange Offers—Withdrawal Rights.”

Acceptance of Original Notes and Delivery of Exchange Notes	Subject to the conditions stated in the section “The Exchange Offers—Conditions to the Exchange Offers” of this prospectus, Medtronic, Inc. will accept for exchange any and all original notes of each series that are properly tendered in the exchange offers and not validly withdrawn before 11:59 p.m., New York City time, on the expiration date. The corresponding exchange notes will be delivered promptly after the expiration date. See “The Exchange Offers—Terms of the Exchange Offers.”

Material U.S. Federal Tax Consequences	Your exchange of original notes for exchange notes pursuant to any of the exchange offers will not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.”

Exchange Agent	Wells Fargo Bank, National Association is serving as exchange agent in connection with the exchange offers. The address and telephone number of the exchange agent are listed under the heading “The Exchange Offers—Exchange Agent.”

Use of Proceeds; Expenses	None of us, Medtronic, Inc. or Medtronic Luxco will receive any proceeds from the issuance of any series of exchange notes in the exchange offers. Medtronic, Inc. has generally agreed to pay all expenses incident to the exchange offers other than commissions or concessions of any brokers or dealers.

Resales	Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe exchange notes issued under these exchange offers in exchange for the applicable original notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders that are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of original notes that is an affiliate of us, Medtronic, Inc. or Medtronic Luxco, or that intends to participate in the exchange offers for the purpose of distributing any of the exchange notes, or any broker-dealer that purchased any of the original notes from Medtronic, Inc. for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above mentioned no-action letters, (ii) will not be entitled to tender its original notes in the exchange offers and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the original notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

Any broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities must deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such exchange notes.

Consequences of Failure to Exchange Original Notes	If you do not exchange your original notes in the exchange offers, you will continue to be subject to the restrictions on transfer described in the legend on your original notes. In general, you may offer or sell your original notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

Although your original notes will continue to accrue interest, they will generally retain no rights under the applicable registration rights agreement. Medtronic, Inc. currently does not intend to register any series of original notes under the Securities Act. Under some circumstances, holders of the original notes, including holders that are not permitted to participate in the exchange offers or that may not freely sell exchange notes received in the exchange offers, may require us, Medtronic, Inc. and Medtronic Luxco to file, and to cause to become effective, a shelf registration statement covering resales of original notes by these holders. For more information regarding the consequences of not tendering your original notes and our obligations to file a shelf registration statement, see “The Exchange Offers—Consequences of Exchanging or Failing to Exchange the Original Notes” and “The Exchange Offers—Registration Rights Agreement.”

Risk Factors	For a discussion of significant factors you should consider carefully before deciding to participate in the exchange offers, see “Risk Factors” beginning on page 16 of this prospectus.

Summary of the Terms of the Exchange Notes

The following is a summary of the terms of the exchange notes. The form and terms of each series of exchange notes are substantially identical in all material respects to the form and terms of the corresponding series of original notes, except for the issue date and that the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes. Each series of exchange notes will evidence the same debt as the corresponding series of original notes and will be governed by the same Indenture. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the series of exchange notes, see the section of this prospectus entitled “Description of Notes.”

Issuer	Medtronic, Inc., a Minnesota corporation.

Securities Offered	$500,000,000 aggregate principal amount of Floating Rate Senior Notes due March 15, 2020, issued by Medtronic, Inc. and guaranteed by the Company and Medtronic Luxco (together, the “guarantors” and, together with Medtronic, Inc., the “registrants” and such notes, the “exchange floating rate notes”).

$1,000,000,000 aggregate principal amount of 1.500% Senior Notes due March 15, 2018, issued by Medtronic, Inc. and guaranteed by the guarantors (the “exchange 2018 notes”).

$2,500,000,000 aggregate principal amount of 2.500% Senior Notes due March 15, 2020, issued by Medtronic, Inc. and guaranteed by the guarantors (the “exchange 2020 notes”).

$2,500,000,000 aggregate principal amount of 3.150% Senior Notes due March 15, 2022, issued by Medtronic, Inc. and guaranteed by the guarantors (the “exchange 2022 notes”).

$4,000,000,000 aggregate principal amount of 3.500% Senior Notes due March 15, 2025, issued by Medtronic, Inc. and guaranteed by the guarantors (the “exchange 2025 notes”).

$2,500,000,000 aggregate principal amount of 4.375% Senior Notes due March 15, 2035, issued by Medtronic, Inc. and guaranteed by the guarantors (the “exchange 2035 notes”).

$4,000,000,000 aggregate principal amount of 4.625% Senior Notes due March 15, 2045, issued by Medtronic, Inc. and guaranteed by the guarantors (the “exchange 2045 notes” and, together with the exchange floating rate notes, the exchange 2018 notes, the exchange 2020 notes, the exchange 2022 notes, the exchange 2025 notes, and the exchange 2035 notes, the “exchange notes”).

Maturity Dates	The exchange floating rate notes will mature on March 15, 2020.

The exchange 2018 notes will mature on March 15, 2018.

The exchange 2020 notes will mature on March 15, 2020.

The exchange 2022 notes will mature on March 15, 2022.

The exchange 2025 notes will mature on March 15, 2025.

The exchange 2035 notes will mature on March 15, 2035.

The exchange 2045 notes will mature on March 15, 2045.

Interest Rates, Interest Payment Dates	The exchange notes will accrue interest from the most recent interest payment date to which interest has been paid or duly provided for in the corresponding series of original notes, or if no interest has been paid or duly provided for in the corresponding series of original notes, from and including December 10, 2014, the date on which Medtronic, Inc. issued the original notes (the “original issue date”), as follows:

•	the exchange floating rate notes will accrue interest at a rate equal to three-month LIBOR, plus 0.800% per annum, payable on March 15, June 15, September 15 and December 15 of each year;

•	the exchange 2018 notes will accrue interest at a rate of 1.500% per annum, payable on March 15 and September 15 of each year;

•	the exchange 2020 notes will accrue interest from March 15, 2015 at a rate of 2.500% per annum, payable on March 15 and September 15 of each year;

•	the exchange 2022 notes will accrue interest from March 15, 2015 at a rate of 3.150% per annum, payable on March 15 and September 15 of each year;

•	the exchange 2025 notes will accrue interest from March 15, 2015 at a rate of 3.500% per annum, payable on March 15 and September 15 of each year;

•	the exchange 2035 notes will accrue interest from March 15, 2015 at a rate of 4.375% per annum, payable on March 15 and September 15 of each year; and

•	the exchange 2045 notes will accrue interest from March 15, 2015 at a rate of 4.625% per annum, payable on March 15 and September 15 of each year.

Ranking	The exchange notes and the guarantees will be:

•	senior unsecured obligations of Medtronic, Inc. and the guarantors, respectively;

•	equal in right of payment to all of any existing and future senior unsecured indebtedness of Medtronic, Inc. and the guarantors, respectively;

•	effectively subordinated in right of payment to any future secured indebtedness of Medtronic, Inc. and the guarantors, respectively, to the extent of the value of the assets securing such indebtedness;

•	senior in right of payment to any future subordinated indebtedness of Medtronic, Inc. and the guarantors, respectively; and

•	structurally subordinated to all existing and future obligations of Medtronic, Inc.’s and the guarantors’ subsidiaries, respectively, that do not guarantee the notes.

As of April 24, 2015, we had approximately $2.434 billion of short-term borrowings and $33.752 billion of long-term debt outstanding. For a description of our existing indebtedness, see Note 8 to the consolidated financial statements in “Item 8, Financial Statements and Supplementary Data” in our 2015 Annual Report on Form 10-K.

Optional Redemption	Medtronic, Inc. may, at its option, redeem any series of the fixed rate exchange notes, in whole or in part, at any time and from time to time prior to March 15, 2018 in the case of the exchange 2018 notes, March 15, 2020 in the case of the exchange 2020 notes, March 15, 2022 in the case of the exchange 2022 notes, March 15, 2025 in the case of the exchange 2025 notes, March 15, 2035 in the case of the exchange 2035 notes and March 15, 2045 in the case of the exchange 2045 notes, at the redemption price described under “Description of Notes—Optional Redemption of the Fixed Rate Notes,” plus accrued and unpaid interest, if any, from the original issue date to, but not including, the redemption date.

See “Description of Notes—Optional Redemption of the Fixed Rate Notes.”

Certain Indenture Provisions	The Indenture, which governs the exchange notes, contains covenants that limit our and our restricted subsidiaries’ ability to incur secured debt and enter into sale and leaseback transactions. These covenants are subject to a number of important limitations and exceptions. See “Description of Notes—Certain Covenants.”

Form and Denomination of Notes	The notes of each series are issued in fully registered form only and will initially be represented by one or more global notes which will be deposited with a custodian for, and registered in the name of a nominee of, the Depository Trust Company (“DTC”). The notes of each series are issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Exchange Offers; Registration Rights	Under a registration rights agreement executed as part of the original offering, Medtronic, Inc. agreed to:

•	file this registration statement with the SEC with respect to a registered offer to exchange the original notes for publicly registered notes;

•	use our commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act at the earlier of the date that is (i) 270 days after the date of the closing of the Covidien Transactions and (ii) the one year anniversary of the closing of the original offering; and

•	use our commercially reasonable efforts to complete the exchange offers not later than 45 days after this registration statement is declared effective.

Absence of Established Market for Notes	The exchange notes of each series will be new issues of securities for which there is no established market. Accordingly, there can be no assurance that a market for the exchange notes will develop or as to the liquidity of any market that may develop.

Listing	We do not intend to list any series of exchange notes on any securities exchange.

Use of Proceeds	None of us, Medtronic, Inc. or Medtronic Luxco will receive any proceeds from the exchange offers. In consideration for issuing exchange notes, Medtronic, Inc. will receive in exchange the original notes of like principal amount. The original notes surrendered in exchange for exchange notes will be retired and cancelled. Medtronic, Inc. has agreed to pay all expenses incident to the exchange offers other than brokerage commissions and transfer taxes, if any.

Further Issuances	Medtronic, Inc. may from time to time, without the consent of the holders of the exchange notes, issue additional notes of any series offered hereby, having the same ranking and the same interest rate, maturity and other terms as the notes of that series except for the public offering price and issue date and in some cases, the first interest payment date.

CUSIP	Exchange floating rate notes 585055 BJ4

Exchange 2018 notes 585055 BQ8

Exchange 2020 notes 585055 BG0

Exchange 2022 notes 585055 BR6

Exchange 2025 notes 585055 BS4

Exchange 2035 notes 585055 BT2

Exchange 2045 notes 585055 BU9

Trustee	Wells Fargo Bank, National Association.

Calculation Agent	The calculation agent for the exchange floating rate notes is Wells Fargo Bank, National Association.

Governing Law	The Indenture and the exchange notes will be governed by the laws of the United States and the State of New York.

Risk Factors	Each of the risks referred to and discussed in the section of this prospectus entitled “Risk Factors” should be carefully considered before deciding to invest in the notes, including factors affecting forward-looking statements.

RISK FACTORS

Before deciding whether to participate in the exchange offers, each of the following risk factors should be carefully considered, in addition to the other information contained and incorporated by reference in this prospectus, including the risk factors set forth in our filings with the SEC that are incorporated by reference in this prospectus, as well as the consolidated financial statements and related notes and other information incorporated by reference into this prospectus. The risks and uncertainties described below and incorporated by reference into this prospectus are not the only ones that we face. Additional risks and uncertainties, including those generally affecting the industry in which we operate, risks that are unknown to us or that we currently deem immaterial and risks and uncertainties generally applicable to companies that have recently undertaken transactions similar to these exchange offers, may also impair our business, the value of your investment and our ability to pay interest on, and repay or refinance, the notes. Events relating to any of the following risks as well as other risks and uncertainties could seriously harm our business, financial condition and results of operations. In such a case, the trading value of the notes could decline, or we may be unable to meet our obligations under the notes, which in turn could cause you to lose all or part of your investment.

For a discussion of the risks relating to our business, see “Risk Factors” in Part I, Item 1A, in our 2015 Annual Report on Form 10-K, which is incorporated by reference herein. The risk factors described below and the risks relating to our business incorporated by reference herein could materially impact the business, financial condition and results of operations of the Company.

Risks Relating to Unaudited Pro Forma Financial Data

Our actual financial position and results of operations may differ materially from the unaudited pro forma condensed combined financial data incorporated by reference into this prospectus and, accordingly, you have limited financial information on which to evaluate the combined Company and your investment decision.

The pro forma financial information incorporated by reference into this prospectus is presented for illustrative purposes only and may not be an indication of what our financial position or results of operations are or would have been had the Covidien Transactions been completed on the dates indicated. The pro forma financial information has been derived from the audited historical financial statements of Medtronic, Inc. and the audited and unaudited historical financial statements of Covidien and certain adjustments and assumptions have been made regarding the combined company after giving effect to the Covidien Transactions. Differences between preliminary estimates in the pro forma financial information and the audited accounting will occur and could have a material impact on the pro forma financial information and the Company’s financial position and future results of operations. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect our financial condition or results of operations following the closing of the Covidien Transactions. Please see our Current Report on Form 8-K, filed with the SEC on July 17, 2015, including the pro forma financial information contained therein.

Risks Relating to The Exchange Offers

The consummation of the exchange offers may not occur.

Medtronic, Inc. will exchange up to the aggregate principal amount of original notes for exchange notes that are tendered in compliance with, and pursuant to, the terms and conditions of the exchange offers described in this prospectus. Accordingly, holders participating in the exchange offers may have to wait longer than expected to receive their exchange notes, during which time those holders of original notes will not be able to effect transfers of their original notes tendered in the exchange offers. Medtronic, Inc. may, however, waive these conditions at its sole discretion prior to the expiration date. See “The Exchange Offers—Conditions to the Exchange Offers.”

You may have difficulty selling the original notes that you do not exchange.

If you do not exchange your original notes for exchange notes pursuant to the exchange offers, the original notes you hold will continue to be subject to the existing transfer restrictions. The original notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. We do not anticipate that we will register the original notes under the Securities Act. After the exchange offers are consummated, the trading market for the remaining untendered original notes may be small and inactive. Consequently, you may find it difficult to sell any original notes you continue to hold or to sell such original notes at the price you desire because there will be fewer original notes outstanding. In addition, if you are eligible to exchange your original notes in the exchange offers and do not exchange your original notes in the exchange offers, you will no longer be entitled to have those outstanding notes registered under the Securities Act.

Some noteholders may be required to comply with the registration and prospectus delivery requirements of the Securities Act.

If you exchange your original notes in the exchange offers for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, a broker-dealer that purchased original notes for its own account as part of market-making activities or other trading activities must deliver a prospectus when it sells the exchange notes it receives in exchange for original notes in the exchange offers. Our obligation to keep the registration statement of which this prospectus forms a part effective is limited. Accordingly, we cannot guarantee that a current prospectus will be available at all times to broker-dealers wishing to resell their exchange notes.

Late deliveries of original notes or any other failure to comply with the exchange offers procedures could prevent a holder from exchanging its original notes.

Noteholders are responsible for complying with all procedures related to the exchange offers. The issuance of exchange notes in exchange for original notes will only occur upon proper completion of the procedures described in this prospectus under “The Exchange Offers.” Therefore, holders of original notes that wish to exchange them for exchange notes should allow sufficient time for timely completion of the exchange procedure. Neither we nor the exchange agent are obligated to extend the exchange offers or notify you of any failure to follow the proper procedure.

Risks Relating to the Exchange Notes

The exchange notes are subject to prior claims of our secured creditors, if any, and the creditors of our subsidiaries, and if a default occurs we may not have sufficient funds to fulfill our obligations under the exchange notes.

The exchange notes are unsecured and will rank equally in right of payment with our other unsubordinated unsecured indebtedness from time to time outstanding and will be structurally subordinated to all future and existing obligations of our subsidiaries. The Indenture governing the exchange notes permits us and our subsidiaries to incur secured debt, subject to certain limitations. If we incur any secured debt, our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the exchange notes only after all debt secured by those assets has been repaid in full. In the event we are required to repatriate cash, cash equivalents, short-term investments and long-term investments in debt securities that are held by our non-U.S. subsidiaries, the funds would generally be subject to U.S. tax. Holders of the exchange notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. If we incur any additional obligations that rank equally with the exchange notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the exchange notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the exchange notes then outstanding would remain unpaid.

We will have substantial debt obligations that could restrict our operations and prevent us from fulfilling our obligations under the exchange notes.

As of April 24, 2015, we had approximately $2.434 billion of short-term borrowings and $33.752 billion long-term debt outstanding. For a description of our existing indebtedness, see Note 8 to the consolidated financial statements in “Item 8, Financial Statements and Supplementary Data” in our 2015 Annual Report on Form 10-K.

We may also incur additional indebtedness in the future. Our substantial indebtedness could have adverse consequences, including:

•	making it more difficult for us to satisfy our financial obligations, including our obligations with respect to the exchange notes;

•	increasing our vulnerability to adverse economic, regulatory and industry conditions, and placing us at a disadvantage compared to our competitors that are less leveraged;

•	limiting our ability to compete and our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	limiting our ability to borrow additional funds for working capital, capital expenditures, acquisitions and general corporate or other purposes; and

•	exposing us to greater interest rate risk since the interest rate on borrowings under our revolving credit facility and under our floating rate exchange notes is variable.

Our debt service obligations will require us to use a portion of our operating cash flow to pay interest and principal on indebtedness instead of for other corporate purposes, including funding future expansion of our business and ongoing capital expenditures, which could impede our growth. If our operating cash flow and capital resources are insufficient to service our debt obligations, including the exchange notes, we may be forced to sell assets, seek additional equity or debt financing or restructure our debt, which could harm our long-term business prospects. Our failure to comply with the terms of our revolving credit facility and other indebtedness could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debt, including the exchange notes.

Despite our current level of indebtedness, we may still be able to incur substantially more debt.

We may be able to incur substantial additional indebtedness, including additional notes and secured indebtedness, in the future. The Indenture governing the exchange notes will not prohibit us from incurring additional unsecured indebtedness and will permit us to incur significant secured indebtedness. If new debt is added to our existing debt levels, the related risks that we now face would intensify and we may not be able to meet all our debt obligations, including the repayment of the exchange notes. In addition, the Indenture governing the exchange notes and the agreements governing our other senior indebtedness will not prevent us from incurring obligations that do not constitute indebtedness under the agreements governing such debt.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on, and to refinance, our indebtedness, including the exchange notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors, many of which are beyond our control. Our business may not generate sufficient cash flow from operations, and we may not have available to us future borrowings in an amount sufficient to enable us to pay our indebtedness, including the exchange notes, or to fund our other liquidity needs. In these circumstances, we may need to refinance all or a portion of our indebtedness, including the exchange notes, on or before maturity. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition at the time;

•	restrictions in the agreements governing our indebtedness, including the Indenture governing the exchange notes; and

•	the condition of the financial markets and the industry in which we operate.

As a result, we may not be able to refinance any of our indebtedness, including the exchange notes, on commercially reasonable terms or at all. Without this financing, we could be forced to sell assets to make up for any shortfall in our payment obligations under unfavorable circumstances. In addition, we may not be able to sell assets quickly enough or for sufficient amounts to enable us to meet our obligations, including our obligations under the exchange notes.

The Indenture governing the exchange notes contains negative covenants that have a limited effect.

The Indenture governing the exchange notes contains limitations on liens and limitations on sale and leaseback covenants; these covenants contain exceptions that allow us to create, grant or incur liens or security interests with respect to our headquarters and other material facilities. See “Description of Notes—Certain Covenants.” In light of these exceptions, holders of the exchange notes may be structurally or contractually subordinated to new lenders. Additionally, the covenants in the Indenture governing the exchange notes will not limit our ability to enter into commercial leasing or other arrangements that do not involve indebtedness for money borrowed.

The market prices of the exchange notes may be volatile.

The market prices of the exchange notes will depend on many factors that may vary over time, some of which are beyond our control, including:

•	our financial performance;

•	the amount of indebtedness we have outstanding;

•	market interest rates;

•	the market for similar securities;

•	competition;

•	the size and liquidity of the market for the exchange notes; and

•	general economic conditions.

As a result of these factors, you may only be able to sell your exchange notes at prices below those you believe to be appropriate, including prices below the price you paid for them.

An active market for the exchange notes may not develop.

There is no existing trading market for any series of the exchange notes. We do not intend to apply for listing of any series of exchange notes on any securities exchange or for quotation through any automated dealer quotation system. Even if a trading market for any series of exchanges notes develops, the liquidity of any market for such exchange notes will depend upon the number of holders of the relevant series of exchange notes, our performance, the market for similar securities, the interest of securities dealers in making a market for the relevant series of exchange notes and other factors. Accordingly, no assurance can be given as to the liquidity of, or adequate trading markets for, any series of exchange notes.

A lowering or withdrawal of the ratings assigned to our debt securities, including any of the exchange notes, by rating agencies may increase our future borrowing costs and reduce our access to capital.

Any rating assigned to our debt securities, including any of the exchange notes, could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of our debt securities, including the exchange notes. Any lowering of our rating likely would make it more difficult or more expensive for us to obtain additional debt financing in the future. If any credit rating initially assigned to any of the exchange notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your exchange notes without a significant discount. Agency ratings are subject to change, and there can be no assurance that a ratings agency will continue to provide ratings and/or maintain its current ratings. A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the rating agency, and each rating should be evaluated independently of any other rating.

The amount of interest payable on the floating rate exchange notes is set only once per period based on the three month LIBOR rate on the interest determination date, which rate may fluctuate substantially; increases in the three-month LIBOR rate as of any interest determination date will require us to make increased interest payments on the floating rate notes.

In the past, the level of the three-month LIBOR rate has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the three-month LIBOR rate are not necessarily indicative of future levels. Any historical upward or downward trend in the three-month LIBOR rate is not an indication that the three-month LIBOR rate is more or less likely to increase or decrease at any time during a floating rate interest period (as defined in “Description of Notes”), and you should not take the historical levels of the three month LIBOR rate as an indication of its future performance. In addition, although the actual three-month LIBOR rate on an interest payment date or at other times during an interest period may be higher than the three-month LIBOR rate on the applicable interest determination date (as defined in “Description of Notes”), the only relevant date for purposes of determining the interest payable on the floating rate exchange notes is the three-month LIBOR rate as of the respective interest determination date. Changes in the three-month LIBOR rates between interest determination dates will not affect the interest payable on the exchange notes. As a result, changes in the three-month LIBOR rate may not result in a comparable change in the market value of the floating rate notes. Increases in the three-month LIBOR rate as of any interest determination date will require us to make higher interest payments on the floating rate exchange notes.

Uncertainty relating to the LIBOR calculation process may adversely affect the value of the floating rate exchange notes.

As a result of concerns about the accuracy of the calculation of daily LIBOR, a number of British Bankers’ Association (the “BBA”) member banks have entered into settlements with their regulators and law enforcement agencies with respect to alleged under-reporting or other manipulation or attempts at manipulation of LIBOR, and there are ongoing civil and criminal investigations by regulators and law enforcement agencies in the United

Kingdom and elsewhere with respect to such matters. Following a review of LIBOR conducted at the request of the U.K. Government, on September 28, 2012, recommendations for reforming the setting and governing of LIBOR were released, including, among others, for the transfer of responsibility for LIBOR from the BBA to an independent administrator, changes to the method of compilation of lending rates and new regulatory oversight and enforcement mechanisms. Based on such recommendations and on a subsequent public and governmental consultation process, on March 24, 2013, the U.K. Financial Services Authority published rules for the regulation and supervision of LIBOR, including requirements that an independent LIBOR administrator monitor and survey LIBOR submissions and that firms submitting data to LIBOR establish and maintain a clear conflicts of interest policy and appropriate systems and controls. Such rules took effect on April 2, 2013 and effective February 1, 2014, ICE Benchmark Administrator Limited was appointed as the independent LIBOR administrator. It is not possible to predict the effect of such rules, any changes to the manner in which LIBOR is determined and any other reforms to LIBOR that may be enacted in the United Kingdom or elsewhere. Uncertainty as to the nature of any such potential changes may adversely affect the trading market for LIBOR-based securities, including the floating rate exchange notes.

Each of the Company and Medtronic Luxco will depend on contributions from its respective subsidiaries to fulfill its guarantee obligations under the exchange notes.

Each of the Company’s and Medtronic Luxco’s ability to service its debt obligations, including its guarantee of the exchange notes, will be dependent upon cash dividends and distributions or other transfers from its subsidiaries. Payments to the Company or Medtronic Luxco by their respective subsidiaries will be contingent upon the earnings of such respective subsidiaries and subject to any limitations, including any limitations under various agreements to which the Company, Medtronic Luxco and their respective subsidiaries are a party and under applicable law, on the ability of such entities to make payments or other distributions to the Company or Medtronic Luxco. The Company and Medtronic Luxco’s respective subsidiaries are separate and distinct legal entities and have no obligation to make any funds available to the Company or Medtronic Luxco, as applicable. The Company and Medtronic Luxco’s respective subsidiaries may not be able to, or may not be permitted to, make distributions to enable the Company or Medtronic Luxco to make payments in respect of their respective indebtedness, including with respect to any guarantee of the exchange notes.

Fraudulent conveyance and similar laws allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors, which may prevent the holders of the exchange notes from relying on the Company and Medtronic Luxco, as guarantors, to satisfy claims.

The Company and Medtronic Luxco fully and unconditionally guarantee the exchange notes. However, the guarantors’ creditors could challenge the guarantors’ respective guarantee of the exchange notes under Irish and Luxembourg, as applicable, bankruptcy, insolvency, fraudulent transfer, examinership or similar laws, and the delivery of the guarantees could be found to be a fraudulent transfer and declared void.

Although laws differ among various jurisdictions, in general, under fraudulent conveyance and similar laws, a court could subordinate or void a guarantee and, if payment has already been made under the relevant guarantee, require that the recipient return the payment to the relevant guarantor, if the court found that:

•	the guarantee was incurred with actual intent to hinder, delay or defraud creditors or shareholders of the guarantor or, in certain jurisdictions, the recipient was merely aware that the guarantor was insolvent when it issued the guarantee;

•	the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and the guarantor (i) was insolvent or rendered insolvent as a result of having granted the guarantee, (ii) was undercapitalized or rendered undercapitalized because of the guarantee or (iii) intended to incur, or believed that it would incur, indebtedness beyond its ability to pay at maturity;

•	the guarantee was entered into without a legal obligation to do so, is prejudicial to the interests of the other creditors and both the guarantor and the beneficiary of the guarantee were aware of or should have been aware of the fact that it was prejudicial to the other creditors; the guarantee was held to exceed the corporate purpose of the guarantor or not in the best interests or not for the corporate benefit of the guarantor; or

•	the aggregate amounts paid or payable under the guarantee were in excess of the maximum amount permitted under applicable law.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, the guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; and

•	it could not pay its debts as they became due.

We cannot assure you which standard a court would apply in determining whether a guarantor of the exchange notes was insolvent. The guarantee contains a provision to limit each of the Company and Medtronic Luxco’s liability to the maximum amount that it could incur without rendering the guarantee voidable or otherwise ineffective under applicable law. This provision may not be effective to protect the guarantee from being voided under fraudulent transfer law. See “Service of Process and Enforcement of Civil Liabilities.”

You may be unable to recover in civil proceedings against the Company and Medtronic Luxco for U.S. securities laws violations.

The Company and Medtronic Luxco are organized under the laws of countries other than the United States and may not have any assets in the United States. Some or all of the directors and managers of the Company and Medtronic Luxco are nonresidents of the United States and all or a majority of their assets will be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon the Company or Medtronic Luxco or to enforce any judgments obtained in U.S. courts predicated upon civil liability provisions of the U.S. securities laws. In addition, we cannot assure you that civil liabilities predicated upon the federal securities laws of the United States will be enforceable in any other jurisdiction. See “Service of Process and Enforcement of Liabilities.”

The guarantee of the exchange notes by the Company may be subject to limitations under Irish law.

The guarantee of the exchange notes by the Company may be subject to Irish insolvency law and subject to Section 82 of the Irish Companies Act, 2014 (previously Section 60 of the Irish Companies Act, 1963). Accordingly, any insolvency proceeding applicable to the Company may proceed under, and be governed by, Irish insolvency laws. The insolvency laws of Ireland may not be as favorable to your interests as creditors as the laws of the United States or other jurisdictions with which you may be familiar and may limit your ability to enforce the terms of the guarantee by the Company. Although the Company carried out a procedure in accordance with Section 60 of the Irish Companies Act, 1963 to “whitewash” any guarantee in respect of the exchange notes, so that they did not constitute the giving of unlawful financial assistance under Irish company law, your ability to enforce the terms of the guarantee may still be limited. As to certain Irish insolvency and other legal matters, see “Service of Process and Enforcement of Liabilities.”

The guarantee of the exchange notes by Medtronic Luxco may be subject to limitations under Luxembourg law.

The guarantee by Medtronic Luxco may be subject to Luxembourg insolvency law. Accordingly, any insolvency proceeding applicable to Medtronic Luxco may proceed under, and be governed by, Luxembourg insolvency laws. The insolvency laws of Luxembourg may not be as favorable to your interests as creditors as the laws of the United States or other jurisdictions with which you may be familiar and may limit your ability to enforce the terms of the guarantee by Medtronic Luxco. As to certain Luxembourg insolvency and other legal matters, see “Service of Process and Enforcement of Liabilities.”

The EU Savings Directive may result in withholding tax on the exchange notes.

Under EC Council Directive 2014/48/EU of March 24, 2014 amending Directive 2003/48/EC on taxation of savings income in the form of interest payments (the “Amended EU Savings Directive”), Member States of the European Union (the “EU”) are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a paying agent (within the meaning of the EU Savings Directive) within its jurisdiction to, or collected by such paying agent for, an individual resident in that other Member State or certain limited types of entities established in that other Member State.

The Luxembourg Government has adopted a bill implementing its April 10, 2013, decision to apply from January 1, 2015, compulsory automatic information exchange to savings income covered under the EU Savings Directive. Interest paid to an individual whose permanent address is located outside of the European Union is not covered by the new scheme; the exchange system will only apply to individuals who reside in the European Union but outside of Luxembourg if a payment is made to such individual by a paying agent within Luxembourg. However, on March 28, 2014, Luxembourg and the USA signed an intergovernmental agreement to implement the U.S. Foreign Account Tax Compliance Act (“FATCA”). Based on this agreement, Luxembourg tax authorities will provide the collected information to the IRS as from 2015 regarding 2014.

A number of non-EU countries (including Switzerland), and certain dependent or associated territories of certain Member States, have adopted similar measures (either provision of information or transitional withholding) in relation to payments made by a paying agent (within the meaning of the EU Savings Directive) within its jurisdiction to, or collected by such paying agent for, an individual resident in a Member State or certain limited types of entities established in that other Member State. In addition, the Member States have entered into reciprocal provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual or certain other residual entities resident in one of those territories.

If a payment were to be made or collected through a Member State which has opted for a withholding system and an amount of, or an amount in respect of, tax were to be withheld from that payment, neither the issuer, the guarantors nor any paying agent nor any other person would be obliged to pay additional amounts with respect to any exchange note as a result of the imposition of such withholding tax.

While the amended EU Savings Directive should have become applicable as from January 1, 2017, the amended EU Savings Directive is expected to be repealed by the EU Commission in view of the application of the Common Reporting Standard (“CRS”) as of 2016. Political agreement on the draft amended Administrative Cooperation Directive, integrating the CRS into this Directive, was reached during the Economic and Financial Affairs Council (“ECOFIN”) of October 14, 2014, and will introduce the CRS reporting amongst all EU Member States as of January 1, 2016.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

When Medtronic, Inc. completed the issuance of the issued notes on December 10, 2014, Medtronic, Inc. entered into a registration rights agreement with respect to the original notes with the initial purchasers. Under the registration rights agreement, Medtronic, Inc. agreed to use commercially reasonable efforts to file a registration statement on an appropriate registration form with the SEC with respect to a registered offer to exchange the original notes for exchange notes, whose form and terms are substantially identical in all material respects to the form and terms of the corresponding series of original notes except for the issue date and that the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes. Medtronic, Inc. also agreed to use commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act by the target registration date (as defined below) and to complete the exchange offers described below with respect to the original notes within 45 days of the effectiveness of the exchange offer registration statement (the “exchange offers deadline”). On January 26, 2015, each of the Company and Medtronic Luxco joined and became a party to the registration rights agreement and agreed to have the same rights and obligations thereunder as if it had been an original signatory to the registration rights agreement.

The registration rights agreement provides that Medtronic, Inc. will be required to pay additional interest to the holders of the original notes if Medtronic, Inc. fails to comply with such effectiveness and offer requirements. See “—Registration Rights Agreement” below for more information on the additional interest Medtronic, Inc. will owe if it does not complete the exchange offers within the specified timeline. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part and is available from us upon request. See “Incorporation of Certain Documents by Reference.”

Terms of the Exchange Offers

Upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, Medtronic, Inc. will accept for exchange original notes that are properly tendered before 11:59 p.m., New York City time, on the expiration date (as defined below) and not validly withdrawn as permitted below.

As of April 24, 2015, $500,000,000 aggregate principal amount of original floating rate notes, $1,000,000,000 aggregate principal amount of original 2018 notes, $2,500,000,000 aggregate principal amount of original 2020 notes, $2,500,000,000 aggregate principal amount of original 2022 notes, $4,000,000,000 aggregate principal amount of original 2025 notes, $2,500,000,00 aggregate principal amount of original 2035 notes, and $4,000,000,000 aggregate principal amount of original 2045 notes are outstanding. Medtronic, Inc. will issue a like principal amount of exchange notes in exchange for the principal amount of the original notes tendered and accepted under the exchange offers. Tendering holders of the original notes must tender the original notes in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. We will conduct the exchange offers in accordance with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder.

Medtronic, Inc,’s obligation to accept original notes for exchange in the exchange offers is subject to the conditions described below under “—Conditions to the Exchange Offer.” Medtronic, Inc. will be considered to have accepted validly tendered original notes if and when Medtronic, Inc. has given oral or written notice to that effect to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from Medtronic, Inc. Medtronic, Inc.’s acceptance of the tender of original notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus and the accompanying letter of transmittal. Any original notes not accepted for exchange will be returned to the tendering holder promptly after the expiration or termination of the exchange offers.

If Medtronic, Inc. successfully completes the exchange offer for any series, original notes of that series not tendered in the exchange offers will bear interest at the rate set forth in this prospectus with respect to such series of original notes and be subject to all the terms and conditions specified in the Indenture, including transfer restrictions, but will not retain any rights under the registration rights agreement (including with respect to increases in the annual interest rate described below) after the consummation of the exchange offers. Holders wishing to transfer the original notes would have to rely on exemptions from the registration requirements of the Securities Act.

The exchange offers are not being made to holders of original notes in any jurisdiction where the exchange offers would not comply with the securities or blue sky laws of such jurisdiction.

We have agreed to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by participating broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of exchange notes.

The exchange offers will remain open for at least 20 business days (or longer if required by applicable law) after the date we mail notice of the exchange offers to the holders of the notes. For each note surrendered to Medtronic, Inc. under the exchange offers, the holders of such note will receive an exchange note of the applicable series of equal principal amount. A holder of original notes that participates in the exchange offers will be required to make certain representations (as described in the registration rights agreement). We will use commercially reasonable efforts to complete the exchange offers for the notes not later than 45 days after the exchange offer registration statement becomes effective. Under existing interpretations of the SEC contained in several no-action letters to third parties, the exchange notes will generally be freely transferable after the exchange offers without further registration under the Securities Act, except that any broker-dealer that participates in the exchange offers must deliver a prospectus meeting the requirements of the Securities Act when it resells the exchange notes. In addition, under applicable interpretations of the staff of the SEC, affiliates of us, Medtronic, Inc. and Medtronic Luxco will not be permitted to exchange their notes for registered notes in the exchange offers.

The exchange notes will accrue interest from the most recent interest payment date to which interest has been paid or duly provided for in the corresponding series of original notes, or if no interest has been paid or duly provided for in the corresponding series of original notes, from and including December 10, 2014, the date on which Medtronic, Inc. issued the issued notes, as follows:

•	the exchange floating rate notes will accrue interest at a rate equal to three-month LIBOR, plus 0.800% per annum, payable on March 15, June 15, September 15 and December 15 of each year;

•	the exchange 2018 notes will accrue interest at a rate of 1.500% per annum, payable on March 15 and September 15 of each year;

•	the exchange 2020 notes will accrue interest from March 15, 2015 at a rate of 2.500% per annum, payable on March 15 and September 15 of each year;

•	the exchange 2022 notes will accrue interest from March 15, 2015 at a rate of 3.150% per annum, payable on March 15 and September 15 of each year;

•	the exchange 2025 notes will accrue interest from March 15, 2015 at a rate of 3.500% per annum, payable on March 15 and September 15 of each year;

•	the exchange 2035 notes will accrue interest from March 15, 2015 at a rate of 4.375% per annum, payable on March 15 and September 15 of each year; and

•	the exchange 2045 notes will accrue interest from March 15, 2015 at a rate of 4.625% per annum, payable on March 15 and September 15 of each year.

Original notes accepted for exchange will cease to accrue interest from and after the date of completion of the relevant exchange offer. Holders of original notes whose original notes are accepted for exchange will not receive any payment for accrued interest on the original notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the relevant exchange offer and will be deemed to have waived their rights to receive the accrued interest on the original notes.

Expiration Date; Extensions; Amendments; Termination

As used in this prospectus, the term “expiration date” means [—], 2015, which is the twentieth business day of the offering period, subject to our right to extend the period of time during which any of the exchange offers is open in our sole discretion, in which case “expiration date” means the latest time and date to which we extend the exchange offers.

We reserve the right to extend the period of time during which the exchange offers are open. We may elect to extend the offering period if less than 100% of the original notes are tendered or if any condition to consummation of the exchange offers has not been satisfied as of the expiration date and it is likely that such condition will be satisfied after such date. In addition, in the event of any material change in the exchange offers, we will extend the period of time during which the exchange offers are open if necessary so that at least five business days remain in the offering period following notice of the material change. In the event of such extension, and only in such event, we may delay acceptance for exchange of any original notes by giving written notice of the extension to the holders of original notes as described below. During any extension period, all original notes previously tendered will remain subject to the exchange offers and may be accepted for exchange by Medtronic. Inc.

We reserve the right to amend or terminate the exchange offers, and not to accept for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offers specified below under “—Conditions to the Exchange Offer.” We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the original notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering

To participate in the exchange offers, you must properly tender your original notes to the exchange agent as described below. Medtronic, Inc. will only issue the exchange notes in exchange for the corresponding original notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the original notes, and you should follow carefully the instructions on how to tender your original notes. It is your responsibility to properly tender your original notes. Medtronic, Inc. has the right to waive any defects. However, it is not required to waive defects, and neither it, nor the exchange agent is required to notify you of defects in your tender.

If you have any questions or need help in exchanging your original notes, please contact the exchange agent at the address or telephone numbers set forth below.

If original notes are tendered in accordance with the book-entry procedures described below, at or prior to 11:59 p.m., New York City time, on the expiration date, (i) a tendering holder must transmit an agent’s message (as defined below) to Wells Fargo Bank, National Association, as the exchange agent at the address listed below under the heading “—Exchange Agent” and (ii) the exchange agent must receive a timely confirmation of book-entry transfer of the original notes into the exchange agent’s account at DTC.

The term “agent’s message” means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that Medtronic, Inc. may enforce the letter of transmittal against this holder.

If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the original notes by causing DTC to transfer the original notes into the exchange agent’s account.

Book-Entry Transfer

The exchange agent will establish an account for each series of original notes at DTC for purposes of the exchange offers and any financial institution that is a participant in DTC’s systems must make book-entry delivery of original notes by causing DTC to transfer those original notes into the exchange agent’s applicable account at DTC in accordance with DTC’s ATOP procedures. DTC will verify this acceptance, execute a book-entry transfer of the tendered original notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that Medtronic, Inc. may enforce the letter of transmittal against this participant.

Delivery of exchange notes issued in the exchange offers may be effected through book-entry transfer at DTC. The exchange for the original notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of original notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and any other required documents.

Letter of Transmittal; Representations, Warranties and Covenants of Holders of Original Notes

Upon agreement to the terms of the letter of transmittal pursuant to an agent’s message, a holder, or the beneficial holder of the original notes on behalf of which the holder has tendered, will, subject to that holder’s ability to withdraw its tender, and subject to the terms and conditions of the exchange offers generally, thereby:

(1)	irrevocably sell, assign and transfer to or upon Medtronic, Inc.’s order or the order of its nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, all original notes tendered thereby, such that thereafter the holder shall have no contractual or other rights or claims in law or equity against us, Medtronic, Inc. or Medtronic Luxco, or any fiduciary, trustee, fiscal agent or other person connected with the original notes arising under, from or in connection with those original notes;

(2)	waive any and all rights with respect to the original notes tendered thereby, including, without limitation, any existing or past defaults and their consequences in respect of those original notes; and

(3)	release and discharge us, Medtronic, Inc., Medtronic Luxco and the trustee for the original notes from any and all claims the holder may have, now or in the future, arising out of or related to the original notes tendered thereby, including, without limitation, any claims that the holder is entitled to receive additional principal or interest payments with respect to the original notes tendered thereby, other than as expressly provided in this prospectus and in the letter of transmittal, or to participate in any redemption or defeasance of the original notes tendered thereby.

In addition, by tendering any series of original notes in the relevant exchange offer, each holder of such original notes will represent, warrant and agree that:

(1)	it has received this prospectus;

(2)	it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more beneficial owners of, the original notes tendered thereby, and it has full power and authority to execute the letter of transmittal;

(3)	the original notes being tendered thereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and Medtronic, Inc. will acquire good, indefeasible and unencumbered title to those original notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when it accepts the same;

(4)	it will not sell, pledge, hypothecate or otherwise encumber or transfer any original notes tendered thereby from the date of the letter of transmittal, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

(5)	in evaluating the exchange offer and in making its decision whether to participate in the exchange offer by tendering its original notes, it has made its own independent appraisal of the matters referred to in this prospectus and the letter of transmittal and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to it by us, Medtronic, Inc. or Medtronic Luxco or the exchange agent, other than those contained in this prospectus, as amended or supplemented through the expiration date;

(6)	the agreement to the terms of the letter of transmittal pursuant to an agent’s message shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions described or referred to in this prospectus;

(7)	the agreement to the terms of the letter of transmittal pursuant to an agent’s message shall, subject to the terms and conditions of the exchange offer, constitute the irrevocable appointment of the exchange agent as its attorney and agent and an irrevocable instruction to that attorney and agent to complete and execute all or any forms of transfer and other documents at the discretion of that attorney and agent in relation to the original notes tendered thereby in favor of Medtronic, Inc. or any other person or persons as it may direct and to deliver those forms of transfer and other documents in the attorney’s and agent’s discretion and the certificates and other documents of title relating to the registration of the original notes and to execute all other documents and to do all other acts and things as may be in the opinion of that attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the exchange offer, and to vest in Medtronic, Inc. or its nominees those original notes;

(8)	the terms and conditions of the exchange offer shall be deemed to be incorporated in, and form a part of, the letter of transmittal, which shall be read and construed accordingly;

(9)	it is acquiring the corresponding exchange notes in the ordinary course of its business;

(10)	it is not participating in, does not intend to participate in and has no arrangement or understanding with anyone to participate in a distribution of the exchange notes within the meaning of the Securities Act;

(11)	it is not an affiliate of us, Medtronic, Inc. or Medtronic Luxco; and

(12)	if such holder is a broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such exchange notes.

The representations, warranties and agreements of a holder tendering any series of original notes will be deemed to be repeated and reconfirmed on and as of the expiration date and the settlement date. For purposes of this prospectus, the “beneficial owner” of any original notes means any holder that exercises investment discretion with respect to those original notes.

Determinations Under the Exchange Offers

Medtronic, Inc. will reasonably determine all questions as to the validity, form and eligibility of original notes tendered for exchange and all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.

Medtronic, Inc. reserves the right to reject any particular original note not properly tendered, or any acceptance that might, in its judgment or its counsel’s judgment, be unlawful. It also reserves the right to waive any defects or irregularities with respect to the form or procedures applicable to the tender of any particular original note prior to the expiration date. Unless waived, any defects or irregularities in connection with tenders of any series of original notes must be cured prior to the expiration date of the relevant exchange offer. Neither we, Medtronic, Inc., Medtronic Luxco or the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of original notes. Nor will we, Medtronic, Inc., Medtronic Luxco, the exchange agent or any other person incur any liability for failing to give notification of any defect or irregularity.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction of all of the conditions to an exchange offer, Medtronic, Inc. will accept, promptly after the expiration date, all applicable original notes properly tendered. For purposes of any exchange offer, Medtronic, Inc. will be deemed to have accepted properly tendered original notes for exchange when, as and if it had given oral or written notice of such acceptance to the exchange agent.

Medtronic, Inc. will issue the corresponding exchange notes as soon as practicable after the expiration of the corresponding exchange offer and acceptance of the applicable original notes. The form and terms of each series of exchange notes are substantially identical in all material respects to the form and terms of the corresponding series of original notes, except for the issue date and that:

(1) Medtronic, Inc. has registered the exchange notes under the Securities Act and, therefore, these exchange notes will not bear legends restricting their transfer; and

(2) specified rights under the registration rights agreement, including the provisions providing for payment of additional interest in specified circumstances relating to the exchange offers, will be eliminated for all the applicable exchange notes.

For each original note accepted for exchange, the holder of the original note will receive a corresponding exchange note having a principal amount equal to that of the surrendered original note. The exchange notes will be issued under the same Indenture and will be entitled to the same benefits under that Indenture as the original notes being exchanged. The original notes accepted for exchange will be retired and cancelled and not reissued.

Medtronic, Inc. will not pay any accrued and unpaid interest on the original notes that it acquires in the exchange offer. If your original notes are accepted for exchange, you will receive interest on the corresponding exchange notes and not on such original notes, provided that you will receive interest on the original notes and not the exchange notes if and to the extent the record date for such interest payment occurs prior to completion of the relevant exchange offer. Any original notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Except as described under “Book-Entry Settlement and Clearance,” Medtronic, Inc. will issue the exchange notes in the form of one or more global notes registered in the name of DTC or its nominee, and each beneficial owner’s interest in it will be transferable in book-entry form through DTC.

In all cases, issuance of exchange notes for the corresponding original notes will be made only after timely receipt by the exchange agent of:

•	a timely book-entry confirmation of the original notes into the exchange agent’s account at the book-entry transfer facility;

•	a properly transmitted agent’s message; and

•	all other required documents.

Unaccepted or non-exchanged original notes tendered by book-entry transfer in accordance with the book-entry procedures described below will be returned or recredited promptly after the expiration of the relevant exchange offer.

Withdrawal Rights

For a withdrawal to be effective, you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn original notes and otherwise comply with the ATOP procedures. If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to withdraw, you should promptly instruct the registered holder to withdraw on your behalf. Tenders may be withdrawn at any time before 11:59 p.m., New York City time, on the expiration date.

Any original notes so withdrawn will be deemed not to have been validly tendered for exchange. No exchange notes will be issued unless the corresponding original notes so withdrawn are validly re-tendered. Properly withdrawn original notes may be re-tendered by following the procedures described under “—Procedures for Tendering” above at any time on or before 11:59 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offers

Notwithstanding any other provision of the exchange offers, Medtronic, Inc. shall not be required to accept for exchange, or to issue applicable exchange notes in exchange for, any original notes, and may terminate or amend the exchange offers, if at any time prior to 11:59 p.m., New York City time, on the expiration date we determine that:

•	there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency that might materially impair our, Medtronic, Inc,’s or Medtronic Luxco’s ability to proceed with the relevant exchange offer; or

•	the relevant exchange offer or the making of any exchange by a holder of original notes would violate applicable law or any applicable interpretation of the SEC staff.

In addition, Medtronic, Inc. will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for any original notes, if any stop order is threatened by the SEC or in effect relating to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. We are required to make commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment.

The exchange offers are subject to customary conditions. If we materially change the terms of any of the exchange offers, we will resolicit tenders of the applicable series of original notes and extend the relevant exchange offer period if necessary so that at least five business days remain in the relevant exchange offer period following notice of any such material change.

Exchange Agent

Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offers. All correspondence in connection with the exchange offers should be sent or delivered by each holder of the original notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at:

Wells Fargo Bank, National Association

Corporate Trust Operations

MAC N9303-121

6th St. & Marquette Avenue

Minneapolis, MN 55479

Attn: Administrator for Medtronic

Telephone: (800) 344-5128

Facsimile: (877) 407-4679

Questions concerning tender procedures should be directed to the exchange agent at the address, telephone numbers or fax number listed above. Holders of the original notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offer.

Fees and Expenses

None of us, Medtronic, Inc. or Medtronic Luxco will make any payment to brokers, dealers or others soliciting acceptances of any of the exchange offers. We, Medtronic, Inc. and Medtronic Luxco have agreed to pay all expenses incident to the exchange offers other than brokerage commissions and transfer taxes, if any. We, Medtronic, Inc. and Medtronic Luxco have also agreed to indemnify the holders of the original notes and the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Tendering holders of the original notes will not be required to pay any fee or commission to the exchange agent. If, however, a tendering holder handles the transaction through its commercial bank, broker, dealer, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the corresponding original notes as reflected in our, Medtronic, Inc.’s and Medtronic Luxco’s accounting records on the settlement date for the relevant exchange offer. Accordingly, none of us, Medtronic, Inc. or Medtronic Luxco will recognize any gain or loss for accounting purposes upon the consummation of any of the exchange offers.

Consequences of Exchanging or Failing to Exchange the Original Notes

Holders of original notes that do not exchange their original notes for corresponding exchange notes under the relevant exchange offer will remain subject to the restrictions on transfer of such original notes (i) as set forth in the legend printed on the original notes as a consequence of the issuance of the original notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws and (ii) otherwise set forth in the offering memorandum distributed in connection with the original notes offering. In general, you may not offer or sell the original notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the original notes under the Securities Act.

Under existing interpretations of the Securities Act by the SEC staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe the exchange notes would generally be freely transferable by holders after the relevant exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of exchange notes, as set forth below.

However, any holder of original notes that is one of our, Medtronic, Inc.’s or Medtronic Luxco’s affiliates or that is engaged in, has an arrangement to participate in, or intends to engage in any public distribution of the exchange notes, or any broker-dealer that purchased any of the original notes from Medtronic, Inc. for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

•	will not be able to rely on the interpretation of the SEC staff; or

•	will not be able to tender its original notes in any of the exchange offers; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of original notes unless such sale or transfer is made pursuant to an exemption from such requirements. See “Plan of Distribution.”

Any broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities must deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such exchange notes.

We do not intend to seek our own interpretation regarding the exchange offers and there can be no assurance that the SEC staff would make a similar determination with respect to the exchange notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

Registration Rights Agreement

The following description is a summary of the material provisions of the registration rights agreement. It does not restate the agreement in its entirety. We urge you to read the registration rights agreement in its entirety because it, and not this description, define your registration rights as holders of the original notes. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part and is available from us upon request. See “Incorporation of Certain Documents by Reference.”

On December 10, 2014, Medtronic, Inc. and the initial purchasers entered into a registration rights agreement with respect to the original notes, and the Company and Medtronic Luxco entered into a joinder, dated January 26, 2015, to such agreement. In the registration rights agreement, the registrants agreed for the benefit of holders of the original notes to use commercially reasonable efforts to (1) file a registration statement (the “exchange offer registration statement”) on an appropriate registration form with respect to a registered offer to exchange the original notes for the exchange notes, which would also be guaranteed by the Company and Medtronic Luxco, with form and terms substantially identical in all material respects to the form and terms of the corresponding series of original notes except for the issue date and that the transfer restrictions, registration rights and additional interest provisions applicable to the original notes would not apply to the exchange notes; (2) cause the exchange offer registration statement to be declared effective under the Securities Act by the earlier of (i) the date that is 270 days after the closing of the Covidien Transactions (which is October 23, 2015) and (ii) the one year anniversary of the closing of the offering of the issued notes (which is December 10, 2015) (such earlier date, the “target registration date”); and (3) complete the exchange offers described below with respect to the notes within 45 days of the effectiveness of the exchange offer registration statement (the “exchange offer deadline”).

After the SEC declares the exchange offer registration statement related to the exchange notes effective, the registrants will offer each series of exchange notes in return for the corresponding series of original notes. Each exchange offer will remain open for at least 20 business days (or longer if required by applicable law) after the date the registrants mail notice of such exchange offer to the holders of the applicable original notes. For each original note surrendered to Medtronic, Inc. under the exchange offer, the holders of such original note will receive an exchange note of the applicable series of equal principal amount. Medtronic, Inc. will not pay any accrued and unpaid interest on the original notes that it acquires in any exchange offer. If your original notes are accepted for exchange, you will receive interest on the corresponding exchange notes and not on such original notes, provided that you will receive interest on the original notes and not the exchange notes if and to the extent the record date for such interest payment occurs prior to completion of the relevant exchange offer. Any original notes not tendered will remain outstanding and continue to accrue interest according to their terms. A holder of original notes that participates in any exchange offer will be required to make certain representations to the registrants (as described in the registration rights agreement). The registrants will use commercially reasonable efforts to complete the exchange offers for the original notes not later than 45 days after the exchange offer registration statement becomes effective. Under existing interpretations of the SEC contained in several no-action letters to third parties, each series of exchange notes will generally be freely transferable after the relevant exchange offer without further registration under the Securities Act, except that any broker-dealer that participates in the exchange must deliver a prospectus meeting the requirements of the Securities Act when it resells such exchange notes. In addition, under applicable interpretations of the staff of the SEC, the affiliates of the registrants will not be permitted to exchange their original notes for registered notes in any exchange offer.

The registrants have agreed to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by participating broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of exchange notes.

If the registrants determine that a registered exchange offer is not available or may not be completed as soon as practicable after the last date for acceptance of the notes for exchange (the “exchange date”) because it would violate any applicable law or applicable interpretations of the staff of the SEC or, if for any reason an exchange offer is not completed by the exchange offer deadline, or, if in certain circumstances, any initial purchaser so requests in writing in connection with any offer or sale of original notes, representing that it holds original notes that were ineligible to be exchanged in the exchange offer, the registrants will use commercially reasonable efforts to file and to have become effective a shelf registration statement relating to resales of such notes and to keep that shelf registration statement continuously effective for a period that will terminate when all such notes cease to be “registrable securities.” The registrants will, in the event of such a shelf registration, provide to each participating holder of original notes copies of a prospectus, notify each participating holder of original notes when the shelf registration statement has become effective and take certain other actions to permit resales of the original notes. A holder of registrable securities that sells notes under the shelf registration statement generally will be (i) required to make certain representations (as described in the registration rights agreement), (ii) required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (iii) subject to certain of the civil liability provisions under the Securities Act in connection with those sales and (iv) bound by the provisions of the registration rights agreement that are applicable to such a holder of registrable securities (including certain indemnification obligations). Holders of registrable securities will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from the registrants.

If a “registration default” (as defined in the registration rights agreement) occurs with respect to original notes of a particular series that are registrable securities, then additional interest shall accrue on the principal amount of the original notes of such series that are registrable securities at a rate of 0.25% per annum for the first 90-day period beginning on the day immediately following such registration default (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum). The additional interest will cease to accrue when the registration default is cured. A registration default occurs with respect to each series of original notes if (1) the exchange offer registration statement has not become effective on or prior to the target registration date and the relevant exchange offer has not been completed by the exchange offer deadline or, if a shelf registration statement is required and has not become effective, on or prior to the later of (a) the target registration date and (b) the 90th day after delivery of a shelf registration request or (2) if applicable, a shelf registration statement covering resales of the original notes has become effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable at any time during the required effectiveness period, and such failure to remain effective or be usable exists for more than 90 days (whether or not consecutive) in any 12-month period. A registration default is cured with respect to a series of original notes, and additional interest ceases to accrue on any registrable securities of such series of original notes, when the relevant exchange offer is completed or the shelf registration statement becomes effective, or when the shelf registration statement again becomes effective or the prospectus again becomes usable, as applicable, or when the original notes of such series cease to be “registrable securities.”

The registration rights agreement defines “registrable securities” initially to mean the applicable series of original notes. Each series of the original notes will cease to be registrable securities upon the earliest to occur of (1) when a registration statement with respect to such original notes has become effective under the Securities Act and such original notes have been exchanged or disposed of pursuant to such registration statement; (2) when such original notes cease to be outstanding; (3) except in the case of original notes that otherwise remain registrable securities and that are held by an initial purchaser and that are ineligible to be exchanged in any exchange offer, when the relevant exchange offer is consummated; or (4) when such original notes are eligible to be sold pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, provided the registrants have removed or caused to be removed any restrictive legend on such original notes.

Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the original notes is payable, except as otherwise described herein.

This summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part and is available from us upon request. See “Incorporation of Certain Documents by Reference.”

Other

Participation in these exchange offers is voluntary, and you should carefully consider whether to participate. You are urged to consult your financial and tax advisors in making your own decision as to what action to take.

USE OF PROCEEDS

None of us, Medtronic, Inc. or Medtronic Luxco will receive any proceeds from any of the exchange offers. In consideration for issuing exchange notes, Medtronic, Inc. will receive in exchange the corresponding original notes of like principal amount. The original notes surrendered in exchange for corresponding exchange notes will be retired and cancelled. We, Medtronic, Inc. and Medtronic Luxco have agreed to pay all expenses incident to the exchange offers other than brokerage commissions and transfer taxes, if any.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our historical ratio of earnings to fixed charges for the periods indicated:

	Fiscal year ended April 24, 2015	Fiscal year ended April 25, 2014	Fiscal year ended April 26, 2013	Fiscal year ended April 27, 2012	Fiscal year ended April 29, 2011
Ratio of Earnings to Fixed Charges	6	10	11	11	8

In computing the ratio of earnings to fixed charges, “earnings” is the amount resulting from adding pretax income from continuing operations before adjustment for income or loss from equity investees, fixed charges and amortization of capitalized interest, and subtracting capitalized interest, and “fixed charges” is the sum of interest expense (including amortization of debt discount and debt issuance costs), capitalized interest, and the interest component of rent expense. Interest expense does not include interest on uncertain income tax positions which is recorded as part of income tax expense. Interest component of rent expense is calculated as one-third of rent expense, which is a reasonable approximation of the interest component.

DESCRIPTION OF NOTES

The following description is a summary of the terms and provisions of the notes and the Indenture governing the notes. It summarizes only those portions of the Indenture that we believe will be most important to your decision to participate in the exchange offers. You should keep in mind, however, that it is the Indenture, and not this summary, which defines your rights as a holder of the notes. There may be other provisions in the Indenture which are also important to you. You should read the Indenture and the notes for a full description of the terms of the exchange notes. See “Incorporation of Certain Documents by Reference” for information on how to obtain copies of the Indenture.

General

Medtronic, Inc. issued each series of the issued notes and will issue each series of exchange notes under a supplemental indenture to the Indenture. Following the consummation of the Covidien Transactions, the Company and Medtronic Luxco each entered into a supplemental indenture to the Original Notes Indenture, pursuant to which the Company and Medtronic Luxco each provided a full and unconditional guarantee of Medtronic, Inc.’s obligations under the issued notes and the Original Notes Indenture. The Company and Medtronic Luxco will provide a full and unconditional guarantee of Medtronic, Inc.’s obligations under the exchange notes effective upon issuance.

The Indenture does not limit the maximum aggregate principal amount of exchange notes Medtronic, Inc. may issue thereunder. Medtronic, Inc. will issue, and the Company and Medtronic Luxco will guarantee, up to $500,000,000 aggregate principal amount of exchange floating rate notes, $1,000,000,000 aggregate principal amount of exchange 2018 notes, $2,500,000,000 aggregate principal amount of exchange 2020 notes, $2,500,000,000 aggregate principal amount of exchange 2022 notes, $4,000,000,000 aggregate principal amount of exchange 2025 notes, $2,500,000,000 aggregate principal amount of exchange 2035 notes and $4,000,000,000 aggregate principal amount of exchange 2045 notes. We collectively refer to the exchange 2018 notes, the exchange 2020 notes, the exchange 2022 notes, the exchange 2025 notes, the exchange 2035 notes and the 2045 exchange notes as the “exchange fixed rate notes.” We collectively refer to the exchange floating rate notes and the exchange fixed rate notes as the “exchange notes.” We collectively refer to the original 2018 notes, the original 2020 notes, the original 2022 notes, the original 2025 notes, the original 2035 notes and the 2045 original notes as the “original fixed rate notes.” We collectively refer to the original floating rate notes and the original fixed rate notes as the “original notes.”

Medtronic, Inc. may from time to time, without giving notice to or seeking the consent of the holders of any series of notes, issue additional notes of any series having the same terms (except for the issue date, the public offering price and, if applicable, the first interest payment date) and ranking equally and ratably with the original notes of such series. See “—Further Issues.”

The notes of each series will be:

•	senior unsecured obligations of Medtronic, Inc.;

•	equal in right of payment to all of any existing and future senior unsecured indebtedness of Medtronic, Inc.;

•	effectively subordinated in right of payment to any future secured indebtedness of Medtronic, Inc. to the extent of the value of the assets securing such indebtedness;

•	senior in right of payment to any future subordinated indebtedness of Medtronic, Inc.; and

•	structurally subordinated to all existing and future obligations of Medtronic, Inc.’s subsidiaries that do not guarantee the notes.

The exchange notes will not be guaranteed by any subsidiaries of Medtronic, Inc. Some of Medtronic, Inc.’s consolidated assets are held at its subsidiaries. The notes will be structurally subordinated to all future and existing indebtedness, trade payables, guarantees, lease obligations, letters of credit obligations and other obligations of Medtronic, Inc.’s subsidiaries that do not guarantee the notes.

As of April 24, 2015, we had approximately $2.434 billion of short-term borrowings and $33.752 billion long-term debt outstanding. For a description of our existing indebtedness, see Note 8 to the consolidated financial statements in “Item 8, Financial Statements and Supplementary Data” in our 2015 Annual Report on Form 10-K.

Unless previously redeemed or purchased and cancelled, Medtronic, Inc. will repay the notes in cash at 100% of their principal amount together with accrued and unpaid interest thereon at maturity. Medtronic, Inc. will pay principal of and interest on the notes in U.S. dollars.

The exchange notes of each series will be issued in the form of one or more permanent global notes in definitive, fully registered, book-entry form in minimum denominations of $2,000 and additional incremental multiples of $1,000 in excess thereof. The Trustee will initially act as paying agent and registrar for the exchange notes. The exchange notes may be presented for registration of transfer and exchange at the offices of the registrar, which initially will be the Trustee’s corporate trust office. Medtronic, Inc. may change any paying agent and registrar without notice to holders of the exchange notes and Medtronic, Inc. may act as a paying agent or registrar. Medtronic, Inc. will pay principal (and premium, if any) on the notes at the Trustee’s corporate trust office. At Medtronic, Inc.’s option, interest may be paid at the Trustee’s corporate trust office or by check mailed to the registered address of the holder. Notwithstanding the foregoing, a registered holder of $5,000,000 or more in aggregate principal amount of exchange notes of any one series will be entitled to receive payments of interest, other than interest due at maturity, by wire transfer of immediately available funds to an account at a bank located in New York City (or any other location consented to by Medtronic, Inc.) if appropriate wire transfer instructions have been received by the paying agent in writing not less than 15 calendar days prior to the applicable interest payment date.

If the scheduled maturity date or redemption date for the notes falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day as if made on the date such payment was due, and no interest on such payment shall accrue for the period from and after the scheduled maturity date or redemption date, as the case may be.

The terms of the exchange notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act.”).

Interest Provisions Relating to the Floating Rate Notes

The floating rate notes will mature and bear interest, with interest payments and record dates, as provided in the following table:

Series	Maturity	Interest Rate	Interest Payment Dates	Record Dates
Floating rate notes	March 15, 2020	Three-month USD LIBOR (Reuters Screen LIBOR01) plus 0.800% per annum	March 15, June 15, September 15, and December 15	March 1, June 1, September 1 and December 1

The exchange floating rate notes will accrue interest from the most recent interest payment date to which interest has been paid or duly provided for in the original floating rate notes, or if no interest has been paid or duly provided for in the original floating rate notes, from and including December 10, 2014, the date on which Medtronic, Inc. issued the original notes, and at a rate equal to three-month LIBOR, plus 0.800% per annum, payable on March 15, June 15, September 15 and December 15 of each year. Interest will be paid, until the principal is paid or made available for payment, to the persons in whose names the exchange floating rate notes are registered at the close of business on the record date (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date.

The amount of interest for each day that the floating rate notes are outstanding (the “daily interest amount”) will be calculated by dividing the interest rate in effect for the floating rate notes for such day by 360 and multiplying the result by the principal amount of the floating rate notes then outstanding. The amount of interest to be paid on the floating rate notes for any interest period will be calculated by adding the daily interest amount for each day in such interest period.

The floating rate notes will bear interest for each interest period (as defined below) at a rate per annum calculated by the calculation agent, subject to the maximum interest rate permitted by New York law or other applicable state law, as such law may be modified by United States law of general application. The per annum rate at which interest on the floating rate notes will be payable during the initial interest period will be based on an interpolated LIBOR (between three-month and six-month LIBOR), determined on the interest determination date (as defined below) for that interest period, plus the percentage indicated above for the floating rate notes. The per annum rate at which interest on the floating rate notes will be payable during each subsequent interest period will be equal to three-month LIBOR, determined on the interest determination date for that interest period, plus the percentage indicated above for the floating rate notes. The rate of interest on the floating rate notes will be reset on the interest reset date (as defined below) for each relevant interest period.

If any interest payment date (other than a maturity date or redemption date) or interest reset date for the floating rate notes would otherwise be a day that is not a business day, such interest payment date or interest reset date shall be the next succeeding business day, unless the next succeeding business day is in the next succeeding calendar month, in which case such interest payment date or interest reset date shall be the immediately preceding business day. If the maturity date or redemption date for the floating rate notes would fall on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest will accrue after such maturity date or redemption date, as the case may be. For the floating rate notes, “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or London, England are authorized or required by law, regulation or executive order to close.

All percentages resulting from any calculation of any interest rate for the floating rate notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

The interest rates and amount of interest to be paid on the floating rate notes for each interest period will be calculated by the calculation agent, which initially will be Wells Fargo Bank, National Association. All calculations made by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the registrants and the holders of such series of floating rate notes. So long as three-month LIBOR is required to be determined with respect to the floating rate notes, there will at all times be a calculation agent. In the event that any then acting calculation agent shall be unable or unwilling to act, or that such calculation agent shall fail duly to establish LIBOR for any interest period, or that Medtronic, Inc. proposes to remove such calculation agent, Medtronic, Inc. will appoint itself or another person which is a bank, trust company, investment banking firm or other financial institution to act as the calculation agent.

Interest Provisions Relating to the Fixed Rate Notes

Each series of fixed rate notes will mature and bear interest, with interest payments and record dates, as provided in the following table:

Series	Maturity	Interest Rate	Interest Payment Dates	Record Dates
2018 notes	March 15, 2018	1.500%	March 15 and September 15	March 1 and September 1
2020 notes	March 15, 2020	2.500%	March 15 and September 15	March 1 and September 1
2022 notes	March 15, 2022	3.150%	March 15 and September 15	March 1 and September 1
2025 notes	March 15, 2025	3.500%	March 15 and September 15	March 1 and September 1
2035 notes	March 15, 2035	4.375%	March 15 and September 15	March 1 and September 1
2045 notes	March 15, 2045	4.625%	March 15 and September 15	March 1 and September 1

The exchange fixed rate notes will accrue interest from the most recent interest payment date to which interest has been paid or duly provided for in the corresponding series of original fixed rate notes, or if no interest has been paid or duly provided for in the corresponding series of original fixed rate notes, from and including December 10, 2014, the date on which Medtronic, Inc. issued the original fixed rate notes, as follows:

•	the exchange 2018 notes will accrue interest at a rate of 1.500% per annum, payable on March 15 and September 15 of each year;

•	the exchange 2020 notes will accrue interest from March 15, 2015 at a rate of 2.500% per annum, payable on March 15 and September 15 of each year;

•	the exchange 2022 notes will accrue interest from March 15, 2015 at a rate of 3.150% per annum, payable on March 15 and September 15 of each year;

•	the exchange 2025 notes will accrue interest from March 15, 2015 at a rate of 3.500% per annum, payable on March 15 and September 15 of each year;

•	the exchange 2035 notes will accrue interest from March 15, 2015 at a rate of 4.375% per annum, payable on March 15 and September 15 of each year; and

•	the exchange 2045 notes will accrue interest from March 15, 2015 at a rate of 4.625% per annum, payable on March 15 and September 15 of each year.

Interest will be paid, until the principal is paid or made available for payment, to the persons in whose names the exchange fixed rate notes are registered at the close of business on the record date (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If an interest payment date for the fixed rate notes falls on a day that is not a business day, the interest payment shall be postponed to the next succeeding business day as if made on the date such payment was due, and no interest on such payment shall accrue for the period from and after such interest payment date to such next succeeding business day. For the fixed rate notes, “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to close.

Guarantees

Following the consummation of the Covidien Transactions, the Company and Medtronic Luxco each entered into a supplemental indenture to the Original Notes Indenture, pursuant to which the Company and Medtronic Luxco each provided a full and unconditional guarantee of Medtronic, Inc.’s obligations under the issued notes and the Indenture. The Company and Medtronic Luxco will provide a full and unconditional guarantee of Medtronic, Inc.’s obligations under the exchange notes effective upon issuance. Each of the guarantees of the notes by the Company and Medtronic Luxco:

•	is a senior unsecured obligation of such guarantor;

•	ranks equally in right of payment with all existing and future senior unsecured indebtedness of such guarantor;

•	is effectively subordinated in right of payment to all of such guarantor’s future secured indebtedness to the extent of the value of the assets securing such indebtedness;

•	is senior in right of payment to any future subordinated indebtedness of such guarantor; and

•	is structurally subordinated to all existing and future obligations of the subsidiaries of such guarantor, other than Medtronic, Inc. and, in the case of the Company’s guarantee, Medtronic Luxco.

In addition to the guarantees of the notes described above, following the consummation of the Covidien Transactions, the Company and Medtronic Luxco each provided a full and unconditional guarantee all of the existing indebtedness issued by Medtronic, Inc. and CIFSA. CIFSA’s existing indebtedness is also fully and unconditionally guaranteed by Covidien and Covidien Group Holdings Ltd.

Special Mandatory Redemption

If the closing of the Covidien Transactions does not occur on or prior to the special mandatory redemption triggering date (as defined below), or if the Transaction Agreement is terminated at any time prior thereto, Medtronic, Inc. will be required to redeem the floating rate notes, the 2020 notes, the 2022 notes, the 2025 notes and the 2035 notes (the “Mandatorily Redeemable Notes”) on the special mandatory redemption date (as defined below) at a redemption price equal to 101% of the aggregate principal amount of the Mandatorily Redeemable Notes, plus accrued and unpaid interest, if any, from the original issue date up to, but excluding, the special mandatory redemption date.

The “special mandatory redemption triggering date” means March 15, 2015; provided, however, that such date may be extended by Medtronic, Inc. on one or more occasions to a date no later than June 15, 2015, in the event that all of the conditions to the consummation of the Covidien Transactions have been satisfied or are capable of being satisfied, other than the conditions relating to antitrust approvals (as described in the Transaction Agreement). In any case, (A) the special mandatory redemption triggering date shall only be extended if and when the End Date (as defined in the Transaction Agreement) is extended pursuant to Section 7.2 of the Transaction Agreement, and the special mandatory redemption triggering date, as so extended, shall be the same date as the End Date, as so extended, and (B) if the special mandatory redemption triggering date is extended in accordance with the foregoing, the term “special mandatory redemption triggering date” shall mean such date as so extended.

The “special mandatory redemption date” means the date fixed for such special mandatory redemption in a special mandatory redemption notice (as defined below).

Medtronic, Inc. will cause notice of the event triggering the special mandatory redemption (the “special mandatory redemption notice”) to be mailed, with a copy to the Trustee, within five business days after the occurrence of an event triggering the special mandatory redemption to each holder at its registered address. The special mandatory redemption notice will specify the special mandatory redemption date, which date may not be any later than the 25th day (or, if such day is not a business day, the first business day thereafter) from the date of such special mandatory redemption notice. The provisions related to Medtronic, Inc.’s obligation to redeem the Mandatorily Redeemable Notes in a special mandatory redemption may not be waived or modified for any series of the Mandatorily Redeemable Notes without the written consent of holders of at least 66 2/3% in principal amount of the series of Mandatorily Redeemable Notes subject to such waiver or modification.

Notwithstanding the foregoing, installments of interest on any series of notes that are due and payable on interest payment dates falling on or prior to the special mandatory redemption date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the notes and the Indenture.

The 2018 notes and the 2045 notes (the “Non-Mandatorily Redeemable Notes”) will not be subject to the special mandatory redemption.

The closing of the Covidien Transactions occurred on January 26, 2015, which was prior to the special mandatory redemption triggering date, and the Transaction Agreement was not terminated at any time prior thereto. Therefore, the Mandatorily Redeemable Notes are no longer subject to the special mandatory redemption.

Optional Redemption of the Fixed Rate Notes

Medtronic, Inc. may, at its option, redeem some or all of any series of the fixed rate notes, in whole or in part, at any time and from time to time prior to March 15, 2018 in the case of the 2018 notes, March 15, 2020 in the case of the 2020 notes, March 15, 2022 in the case of the 2022 notes, March 15, 2025 in the case of the 2025 notes, March 15, 2035 in the case of the 2035 notes and March 15, 2045 in the case of the 2045 notes, at a redemption price equal to the greater of:

•	100% of the principal amount of the fixed rate notes of the applicable series being redeemed; and

•	the sum, as determined by the Quotation Agent (defined below), of the present value of the remaining scheduled payments of principal and interest on the fixed rate notes of such series being redeemed (excluding any portion of such payments of interest accrued and paid as of the date of redemption), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 12.5 basis points in the case of the 2018 notes, 15 basis points in the case of the 2020 notes, 20 basis points in the case of the 2022 notes, 25 basis points in the case of the 2025 notes, 25 basis points in the case of the 2035 notes and 30 basis points in the case of the 2045 notes, plus, in each case, accrued and unpaid interest to the date of redemption; provided that the principal amount of a fixed rate note remaining outstanding after redemption in part shall be at least $2,000 or an integral multiple of $1,000 in excess thereof

Medtronic, Inc. will provide notice of any optional redemption to each holder of fixed rate notes to be redeemed as of the record date established by it. Medtronic, Inc. will mail such notice at least 30 days, but not more than 60 days, before the redemption date. Medtronic, Inc. will give notice of such redemption to the Trustee at least 10 days prior to the date it mails the notice of redemption to each holder (or such shorter time as may be acceptable to the Trustee). Unless Medtronic, Inc. defaults in payment of the redemption price on the redemption date, on and after the redemption date, interest will cease to accrue on the fixed rate notes or portions thereof called for redemption.

If Medtronic, Inc. does not redeem all of the fixed rate notes of a particular series, the Trustee shall select the fixed rate notes of such series to be redeemed in any manner that it deems fair and appropriate.

Any notice to holders of fixed rate notes of a redemption hereunder shall include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described above, will be set forth in an officers’ certificate delivered to the Trustee no later than two business days prior to the redemption date.

Events of Default and Notice Thereof

Each of the following will be an event of default with respect to a series of the notes (“Event of Default”):

•	failure to pay any interest on the notes of such series when due and payable and such failure continues for 30 days;

•	failure to pay principal of or any premium on the notes of such series at its maturity, acceleration, redemption or otherwise;

•	failure to comply with the provisions described under “Special Mandatory Redemption;”

•	failure to perform or breach of any other covenant or warranty in the Indenture applicable to the notes of such series and such failure continues for 60 days after written notice as provided in the Indenture;

•	failure to pay principal when due at maturity or a default that results in the acceleration of maturity of Medtronic, Inc. or any of its Restricted Subsidiaries (as defined below) indebtedness for borrowed money in an aggregate amount of $100 million or more;

•	the Company’s or Medtronic Luxco’s guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable or the guarantee is found to be invalid or the Company or Medtronic Luxco denies its liability under its guarantee (other than by reason of release of a guarantor in accordance with the terms of the Indenture); and

•	certain events in bankruptcy, insolvency or reorganization of Medtronic, Inc. and of the Company and Medtronic Luxco.

If an Event of Default with respect to notes of any series at the time outstanding shall occur and be continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding notes of that series may declare the principal amount of all notes of that series to be due and payable immediately; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount of outstanding notes of that series may rescind and annul such declaration and its consequences.

The Trustee, after the occurrence of a default with respect to any series of the notes, shall give to the holders of notes of that series notice of all uncured defaults known to it (the term default to mean the events specified above without grace periods), provided that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, on notes of any series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the notes of such series.

Medtronic, Inc. will be required to furnish to the Trustee annually within 120 days after the end of each fiscal year a statement by certain of its officers to the effect that to the best of their knowledge it is not in default in the fulfillment of any of its obligations under the Indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default.

The holders of a majority in principal amount of the outstanding notes of any series affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the notes of such series, and to waive certain defaults.

In case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of notes unless they shall have offered to the Trustee security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Consolidation, Merger, Conveyance, Transfer or Lease

Medtronic, Inc. may not consolidate with or merge into any other person (as defined in the Indenture) or convey, transfer or lease its properties and assets substantially as an entirety, unless:

•	the successor person is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and expressly assumes its obligations on the notes and under the Indenture;

•	after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

•	after giving effect to such transaction, neither Medtronic, Inc. nor the successor person, as the case may be, would have outstanding indebtedness secured by any mortgage or other encumbrance prohibited by the provisions of its restrictive covenant relating to liens or, if so, shall have secured the notes equally and ratably with (or prior to) any indebtedness secured thereby.

Defeasance and Satisfaction and Discharge

Full Defeasance. If there is a change in federal income tax law or ruling of the Internal Revenue Service, as described below, under the Indenture, Medtronic, Inc. can legally release itself from any payment or other obligations on the notes of any series (this is called “full defeasance”) if, among other things:

•	Medtronic, Inc. irrevocably deposits or causes to be deposited with the Trustee in trust for the benefit of all direct holders of the notes of such series, money in an amount, U.S. government notes or bonds, or a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, the principal of and any premium and interest on the notes of such series on their applicable maturity date and any mandatory sinking fund payments or analogous payments applicable to the notes of such series on the day on which such payments are due and payable;

•	there is a change in U.S. federal income tax law or an Internal Revenue Service ruling that permits Medtronic, Inc. to make the above deposit without causing you to be taxed on the notes of such series any differently than if Medtronic, Inc. did not make the deposit and simply repaid the notes of such series under the stated payment terms; and

•	Medtronic, Inc. delivers to the Trustee a legal opinion of counsel confirming the tax law change or Internal Revenue Service ruling described above.

If Medtronic, Inc. accomplishes full defeasance, you would have to rely solely on the trust deposit for all payments on the notes of such series. You could not look to Medtronic, Inc. for payment in the event of any shortfall.

Covenant Defeasance. Under current U.S. federal income tax law, if Medtronic, Inc. makes the type of trust deposit described above (though not legally releasing itself from payment obligations on the notes of any series), Medtronic, Inc. can be released from some of the restrictive covenants in the Indenture without causing you to be taxed on the notes of such series any differently than if Medtronic, Inc. did not make the deposit. This is called “covenant defeasance.” In that event, you would lose the benefit of those restrictive covenants but would gain the protection of having money and/or notes of such series set aside in trust to repay the notes of such series. In order to exercise its rights under the Indenture to achieve covenant defeasance, Medtronic, Inc. must, among other things:

•	irrevocably deposit or cause to be deposited with the Trustee in trust for the benefit of all direct holders of the notes of such series, money in an amount, U.S. government notes or bonds, or a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, the principal of and any premium and interest on the notes of such series on their applicable maturity date and any mandatory sinking fund payments or analogous payments applicable to the notes of such series on the day on which such payments are due and payable; and

•	deliver to the Trustee a legal opinion of counsel confirming that under current U.S. federal income tax laws it may make the above deposit without causing you to be taxed on the notes of such series any differently than if Medtronic, Inc. did not make the deposit and simply repaid the notes of such series.

If Medtronic, Inc. accomplishes covenant defeasance, the following provisions of the Indenture and the notes of the applicable series would no longer apply:

•	certain of Medtronic, Inc.’s obligations regarding the conduct of its business described below under “Certain Covenants,” including the limitations on secured debt, limitations on sale and leaseback transactions and the covenant with respect to existence;

•	the conditions to engaging in a merger or similar transaction, as described above under “Consolidation, Merger, Conveyance, Transfer or Lease;” and

•	the events of default relating to breaches of certain covenants, certain events in bankruptcy, insolvency or reorganization, and acceleration of the maturity of other debt, described above under “Events of Default and Notice Thereof.”

If Medtronic, Inc. accomplishes covenant defeasance, you can still look to Medtronic, Inc. for repayment of the notes of the applicable series in the event of a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as Medtronic, Inc.’s bankruptcy) and the notes of such series become immediately due and payable, such a shortfall could arise. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Satisfaction and Discharge

The Indenture will cease to be of further effect with respect to any series of notes and the Trustee, upon Medtronic, Inc.’s demand and at its expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the Indenture with respect to such series, upon compliance with certain conditions, including:

•	either (i) Medtronic, Inc. having delivered to the Trustee for cancellation all of the notes of such series theretofore authenticated and delivered under the Indenture or (ii) all notes of such series outstanding under the Indenture not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in Medtronic, Inc.’s name and expense, and in each such case, Medtronic, Inc. has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose money in an amount sufficient to pay and discharge the entire indebtedness on such notes of the series not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of notes which have become due and payable) or the stated maturity or redemption date, as the case may be;

•	Medtronic, Inc. having paid or caused to be paid all other sums payable by it under the Indenture; and

•	Medtronic, Inc. having delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that the conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture with respect to such series of notes have been complied with.

Modification of the Indenture

Modifications and amendments of the Indenture may be made by the registrants and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes of each series affected by the modification or waiver; provided, however, that no such modification or amendment may, without the consent of all holders of the notes of each series affected thereby, change the stated maturity of the principal of, or any installment of principal of or interest on, any series, reduce the principal amount of, or premium or interest on, any series, change the place of payment where coin or currency in which the principal of, or any premium or interest on, any series is payable, impair the right to institute suit for the enforcement of any payment on or with respect to any series, reduce the percentage in principal amount of outstanding notes of any series, the consent of the holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or modify any of the above provisions.

The Holders of not less than a majority in aggregate principal amount of the outstanding notes of each series may, on behalf of the holders of all notes of that series, waive compliance by the registrants with any provisions of the Indenture that may be amended by such majority. The holders of not less than a majority in aggregate principal amount of the outstanding notes of each series may, on behalf of the holders of all notes of such series, waive any past default under the Indenture, except a default (1) in the payment of principal of, or any premium or interest on, any note or (2) in respect of a covenant or provision of the Indenture which cannot be modified without the consent of the holder of each note of the affected series.

The provisions related to Medtronic, Inc.’s obligation to redeem the Mandatorily Redeemable Notes in a special mandatory redemption may not be waived or modified for any series of the Mandatorily Redeemable Notes without the written consent of holders of at least 66 2/3% in principal amount of the series of such Mandatorily Redeemable Notes subject to such waiver or modification. However, as described above under “Special Mandatory Redemption,” the Mandatorily Redeemable Notes are no longer subject to special mandatory redemption.

Modifications and amendments of the Indenture may be made by Medtronic, Inc. and the Trustee without the consent of any holders of any series of notes for any of the following purposes:

•	to evidence the succession of another person to Medtronic, Inc. and the assumption by any such successor of the covenants herein and in the notes of any such series;

•	to add to Medtronic, Inc.’s covenants or those of any guarantor for the benefit of the holders of the notes of any such series or to surrender any right or power herein conferred upon Medtronic, Inc. or any guarantor;

•	to add any additional Events of Default for the benefit of the holders of the notes of any such series;

•	to secure the notes of any such series;

•	to evidence and provide for the acceptance of appointment hereunder by a successor Trustee hereunder;

•	to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision of the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the holders of the notes of any such series in any material respect;

•	to comply with the requirements of the SEC in order to effect or maintain the qualifications of the Indenture under the Trust Indenture Act;

•	to add or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of notes of any series in bearer form or to facilitate the issuance of notes of any series in uncertificated form;

•	to provide for the issuance and establish the forms or terms and conditions of notes of any series as permitted by the Indenture;

•	to add or release a guarantor as permitted by the Indenture; or

•	to comply with the rules of any applicable securities depositary.

Notes of any series will not be considered outstanding, and therefore will not be eligible to vote on any matter, if Medtronic, Inc. has deposited or set aside in trust for you money for their payment or redemption. Notes of any series will also not be eligible to vote if they have been fully defeased as described above under “Full Defeasance.”

Medtronic, Inc. will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding notes of any series that are entitled to vote or take other action under the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by holders. If Medtronic, Inc. or the Trustee sets a record date for a vote or other action to be taken, that vote or action may be taken only by persons who are holders of outstanding notes of such series on the record date and must be taken within 180 days following the record date or a shorter period that it may specify (or as the Trustee may specify, if it set the record date). Medtronic, Inc. may shorten or lengthen (but not beyond 180 days) this period from time to time.

Certain Covenants

Limitations on Secured Debt. The Indenture provides that Medtronic, Inc. will not, and will not permit any Restricted Subsidiary (as defined below) to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (herein called “debt”), secured by a pledge of, or mortgage or other lien on, any Principal Property (as defined below), now owned or hereafter owned by it or any Restricted Subsidiary, or any shares of stock or debt of any Restricted Subsidiary (herein called “liens”), without effectively providing that the notes (together with, if Medtronic, Inc. shall so determine, any other debt of Medtronic, Inc. or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the notes of that series) shall be secured equally and ratably with (or prior to) such secured debt so long as such secured debt shall be so secured. The foregoing restrictions do not apply, however, to:

•	liens on any Principal Property acquired (whether by merger, consolidation, purchase, lease or otherwise), constructed or improved by Medtronic, Inc. or any Restricted Subsidiary after the date of the Indenture which are created or assumed prior to, contemporaneously with, or within 360 days after, such acquisition, construction or improvement, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement (including related expenditures capitalized for federal income tax purposes in connection therewith) incurred after the date of the Indenture;

•	liens on any property, shares of capital stock or debt existing at the time of acquisition thereof, whether by merger, consolidation, purchase, lease or otherwise (including liens on property, shares of capital stock or indebtedness of a corporation existing at the time such corporation becomes a Restricted Subsidiary);

•	liens in favor of, or which secure debt owing to, Medtronic, Inc. or any Restricted Subsidiary;

•	liens in favor of the U.S. or any state thereof, or any department, agency, or instrumentality or political subdivision thereof, or political entity affiliated therewith, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments, or other obligations, pursuant to any contract or statute, or to secure any debt incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such liens (including liens incurred in connection with pollution control, industrial revenue or similar financings);

•	liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors or other similar liens arising in the ordinary course of business, or governmental (Federal, state or municipal) liens arising out of contracts for the sale of products or services by Medtronic, Inc. or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;

•	pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which Medtronic, Inc. or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of Medtronic, Inc. or any Restricted Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the U.S. to secure surety, appeal or customs bonds to which Medtronic, Inc. or any Restricted Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

•	liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against Medtronic, Inc. or any Restricted Subsidiary with respect to which Medtronic, Inc. or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review; or liens incurred by Medtronic, Inc. or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which Medtronic, Inc. or such Restricted Subsidiary is a party;

•	liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

•	liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ liens and other similar liens and encumbrances none of which interfere materially with the use of the property covered thereby in the ordinary course of Medtronic, Inc.’s business or the business of such Restricted Subsidiary and which do not, in Medtronic, Inc.’s opinion, materially detract from the value of such properties;

•	liens existing on the first date on which the debt securities are authenticated;

•	liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Medtronic, Inc. in excess of those set forth by regulations promulgated by the Federal Reserve Board and (ii) such deposit account is not intended to provide collateral to the depository institution; or

•	any extension, renewal or replacement (or successive extensions, removals or replacements) as a whole or in part, of any lien referred to in the eleven foregoing bullets, inclusive; provided that (i) such extension, renewal or replacement lien shall be limited to all or a part of the same property, shares of stock or debt that secured the lien extended, renewed or replaced (plus improvements on such property) and (ii) the debt secured by such lien at such time is not increased.

Notwithstanding the restrictions described above, Medtronic, Inc. or any Restricted Subsidiary may incur, issue, assume or guarantee debt secured by liens without equally and ratably securing the notes, provided that at the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any debt which is concurrently being retired, the aggregate amount of all outstanding debt secured by liens which could not have been incurred, issued, assumed or guaranteed by Medtronic, Inc. or a Restricted Subsidiary without equally and ratably securing the notes of each series then outstanding except for the provisions of this paragraph, together with the aggregate amount of Attributable Debt (as defined below) incurred pursuant to the second paragraph under the caption “—Limitations on Sale and Leaseback Transactions” below, does not at such time exceed 20% of Medtronic, Inc.’s Consolidated Net Tangible Assets (as defined below).

Limitations on Sale and Leaseback Transactions. Sale and leaseback transactions by Medtronic, Inc. or any Restricted Subsidiary involving a Principal Property are prohibited unless either (a) Medtronic, Inc. or such Restricted Subsidiary would be entitled, without equally and ratably securing the notes, to incur debt secured by a lien on such property, pursuant to the provisions described in the twelve bullets above under “—Limitations on Secured Debt;” or (b) Medtronic, Inc., within 360 days after such transaction, applies an amount not less than the net proceeds of the sale of the Principal Property leased pursuant to such arrangement to (x) the retirement of its Funded Debt (defined below); provided that the amount to be applied to the retirement of its Funded Debt shall be reduced by (i) the principal amount of any notes delivered within 360 days after such sale to the Trustee for retirement and cancellation, and (ii) the principal amount of Funded Debt, other than the notes, voluntarily retired by Medtronic, Inc. within 360 days after such sale or (y) the purchase, construction or development of other property, facilities or equipment used or useful in its or its Restricted Subsidiaries’ business. Notwithstanding the foregoing, no retirement referred to in clause (b) of this paragraph may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision. This restriction will not apply to a sale and leaseback transaction between Medtronic, Inc. and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of less than three years.

Notwithstanding the restrictions described above, Medtronic, Inc. or any Restricted Subsidiary may enter into a sale and leaseback transaction, provided that at the time of such transaction, after giving effect thereto and to the retirement of any Funded Debt which is concurrently being retired, the aggregate amount of all Attributable Debt (defined below) in respect of sale and leaseback transactions existing at such time (other than sale and leaseback transactions permitted as described in the preceding paragraph), together with the aggregate amount of all outstanding debt incurred pursuant to the second paragraph under the caption “—Limitations on Secured Debt” above, does not at such time exceed 20% of Medtronic, Inc.’s Consolidated Net Tangible Assets.

Existence. Except as permitted under “Consolidation, Merger, Conveyance, Transfer or Lease,” the Indenture requires Medtronic, Inc. to do or cause to be done all things necessary to preserve and keep in full force and effect Medtronic, Inc.’s existence, rights and franchises; provided, however, that Medtronic, Inc. shall not be required to preserve any right or franchise if Medtronic, Inc. determines that their preservation is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the holders.

Reports to Holders. Medtronic, Inc. will deliver to the Trustee, within 30 days after it is required to file the same with the SEC, copies of the annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which it may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; provided, however, that so long as Medtronic, Inc. remains a consolidated subsidiary of a guarantor of the notes that is subject to and in compliance with the reporting obligations pursuant to Section 13 or Section 15(d) of the Exchange Act, such obligation may be satisfied by such guarantor; and provided further, that the filing of documents via the EDGAR system (or any successor electronic filing system) by Medtronic, Inc. or any guarantor of which it remains a consolidated subsidiary that is subject to and in compliance with its reporting obligations pursuant to Section 13 or Section 15(d), shall be deemed to be delivered to the Trustee as of the time such documents are filed via EDGAR (or such successor system), it being understood that the Trustee shall have no responsibility whatsoever to determine if such filings have been made.

Certain Definitions

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The semi-annual equivalent yield to maturity will be computed as of the third business day immediately preceding the redemption date.

“Attributable Debt” in respect of any lease means, at the time of determination, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). “Net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental payments) on account of maintenance and repairs, insurance, taxes, assessments or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments or similar charges.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the fixed rate notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such fixed rate notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, (2) if Medtronic, Inc. obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Consolidated Net Tangible Assets” means, at the date of determination, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of Medtronic, Inc.’s then most recent consolidated quarterly balance sheet but which by its terms is renewable or extendible beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on Medtronic, Inc.’s then most recent consolidated quarterly balance sheet and computed in accordance with generally accepted accounting principles.

“designated LIBOR page” means the display on Page LIBOR01 of Reuters (or such other page as may replace the LIBOR01 page on that service or any successor service) for the purpose of displaying the London interbank offered rates of major banks for U.S. dollars.

“Funded Debt” means debt which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such debt.

“interest determination date” means the second London business day immediately preceding the first day of the relevant interest period.

“interest period” means, with respect to the floating rate notes, the period commencing on any interest payment date for the floating rate notes (or, with respect to the initial interest period only, commencing on December 10, 2014) to, but excluding, the next succeeding interest payment date for the floating rate notes, and in the case of the last such period, from and including the interest payment date immediately preceding the maturity date to, but not including, the maturity date for the floating rate notes.

“interest reset date” means the first day of the relevant interest period.

“London business day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

“Principal Property” means any plant, office facility, warehouse, distribution center or equipment located within the U.S. (other than its territories or possessions) and owned by Medtronic, Inc. or any subsidiary, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, except any such property which Medtronic, Inc.’s Board of Directors, in its good faith opinion, determines is not of material importance to the business conducted by Medtronic, Inc. and its subsidiaries, taken as a whole, as evidenced by a certified copy of a board resolution.

“Quotation Agent” means the Reference Treasury Dealer appointed by Medtronic, Inc.

“Reference Treasury Dealer” means (1) each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), Medtronic, Inc. shall substitute another Primary Treasury Dealer and (2) any other Primary Treasury Dealers selected by Medtronic, Inc.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by Medtronic, Inc., of the bid and asked prices for the Comparable

Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to Medtronic, Inc. by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.

“Restricted Subsidiary” means any subsidiary of Medtronic, Inc. which owns or leases a Principal Property.

“three-month LIBOR” will be determined by the calculation agent in accordance with the following provisions:

(1) With respect to any interest determination date, three-month LIBOR will be the offered rate for deposits in the London interbank market in U.S. dollars having an index maturity of three months for a period commencing on the first day of the applicable interest period in amounts of not less than $1,000,000, as such rate appears on the designated LIBOR page at approximately 11:00 a.m., London time, on such interest determination date. If no such rate appears, then three-month LIBOR, in respect of that interest determination date, will be determined in accordance with the provisions described in (2) below.

(2) With respect to an interest determination date on which no rate appears on the designated LIBOR page, the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include affiliates of the initial purchasers), as selected by the calculation agent (in consultation with Medtronic, Inc. no less than 20 calendar days prior to the relevant interest determination date), to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then three-month LIBOR on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then three-month LIBOR on the interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the interest determination date by three major banks in the City of New York (which may include affiliates of the initial purchasers) selected by the calculation agent (in consultation with Medtronic, Inc. no less than 20 calendar days prior to the relevant interest determination date) for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related interest reset date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, three-month LIBOR on the interest determination date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, three-month LIBOR on the interest determination date will be three-month LIBOR in effect with respect to the immediately preceding interest determination date.

No Listing of the Notes

We do not intend to apply for listing of any series of exchange notes on any national securities exchange or for inclusion of the exchange notes on any automated dealer quotation system. The exchange notes constitute a new issue of securities for which there is no established trading market. We cannot assure you that any active or liquid market will develop for the exchange notes. See “Risk Factors—Risks Relating to the Exchange Notes—An active market for the exchange notes may not develop. There may be no active trading market for the notes or the Exchange Notes, and, if one develops, it may not be liquid.”

Regarding the Trustee and the Calculation Agent

The Trustee’s and the calculation agent’s current address is Wells Fargo Bank, National Association, 150 East 42nd Street, 40th Floor, New York, NY 10017.

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The Indenture and certain provisions of the Trust Indenture Act contain limitations on the rights of the Trustee, should it become a creditor of us, Medtronic, Inc. or Medtronic Luxco, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with us or any affiliate of ours. If there arises any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

Concerning our Relationship with the Trustee

We maintain ordinary banking relationships and credit facilities with Wells Fargo Bank, National Association. In addition, the Trustee is the trustee for certain of our other debt securities and the transfer agent for our common stock, and from time to time provides services relating to our investment management, stock repurchase and foreign currency hedging programs.

Governing Law

The Indenture and the exchange notes will be governed by and construed in accordance with the laws of the United States and the State of New York.

Further Issues

Medtronic, Inc. may from time to time, without the consent of the holders of the notes, issue additional notes of any series offered hereby, having the same ranking and the same interest rate, maturity and other terms as the notes of that series except for the public offering price and issue date and in some cases, the first interest payment date. Any such additional notes will, together with the then outstanding notes of such series, constitute a single class of notes under the Indenture, provided that if the additional notes of any series are not fungible for U.S. federal income tax purposes with the notes of that series, the additional notes will be issued under a separate CUSIP number. No additional notes of a series may be issued if an Event of Default has occurred and is continuing with respect to such series of the notes.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

General

The exchange notes will be issued in fully registered global form. The exchange notes initially will be represented by one or more global certificates without interest coupons (the “global notes”). The global notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC or its nominee for credit to the accounts of direct or indirect participants in DTC, as described below under “—Depositary Procedures.”

The global notes will be deposited on behalf of the acquirers of the exchange notes for credit to the respective accounts of the acquirers or to such other accounts as they may direct. Except as described below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for the exchange notes in certificated form except in the limited circumstances described below under “—Exchange of Book-Entry Notes for Certificated Notes.”

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depositary Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC. We take no responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

DTC has advised us that it is:

•	a limited purpose trust company organized under the New York State Banking Law;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the U.S. Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participating organizations (collectively, the “participants”) and facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised us that, pursuant to procedures established by DTC, ownership of interests in the global notes will be shown on, and the transfer of ownership of such interest will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

Investors in the global notes may hold their interests therein directly through DTC if they are participants in such system or indirectly through organizations that are participants or indirect participants in such system. All interests in the global notes will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in the global notes to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in the global notes to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have exchange notes registered in their names, will not receive physical delivery of the exchange notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

Payments in respect of the principal of and premium, if any, and interest on the global notes registered in the name of DTC or its nominee will be payable by the trustee (or the paying agent if other than the trustee) to DTC in its capacity as the registered holder under the Indenture. We and the trustee will treat the persons in whose names the exchange notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of us, Medtronic, Inc. Medtronic Luxco, the trustee or any agent of any of them or the trustee has or will have any responsibility or liability for:

•	any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the exchange notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of exchange notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee, us, Medtronic, Inc. or Medtronic Luxco. Neither we, Medtronic, Inc. and Medtronic Luxco, nor the trustee, will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the exchange notes, and we, Medtronic, Inc., Medtronic Luxco and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Interests in the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

DTC has advised us that it will take any action permitted to be taken by a holder of exchange notes only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the exchange notes as to which such participant or participants has or have given such direction.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and the procedures may be discontinued at any time. Neither we, Medtronic, Inc., and Medtronic Luxco, nor the trustee, will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Exchange of Book-Entry Notes for Certificated Notes

If (i) DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by Medtronic, Inc. within 90 days, (ii) DTC has ceased to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by Medtronic, Inc. within 90 days, (iii) Medtronic, Inc., at its option, notifies the trustee in writing that it elects to cause the issuance of the notes in the form of certificated notes, or (iv) an event of default has occurred and is continuing, upon request by the holders of the notes, Medtronic, Inc. will issue notes in certificated form in exchange for global securities. The Indenture permits Medtronic, Inc. to determine at any time and in its sole discretion that notes shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of Medtronic, Inc.’s request, but will only withdraw beneficial interests from the global security at the request of each DTC participant. Medtronic, Inc. would issue definitive certificates in exchange for any beneficial interests withdrawn.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This disclosure is limited to the U.S. federal tax issues addressed herein. Additional issues may exist that are not addressed in this disclosure and that could affect the federal tax treatment of the notes. In particular, except as specifically provided below, it does not discuss gift, state, local or non-U.S. tax consequences.

This section describes the material U.S. federal income tax consequences to you if you exchange original notes for corresponding exchange notes pursuant to an exchange offer. This summary is limited to considerations for exchanging holders of original notes that have held the original notes, and will hold the corresponding exchange notes, as capital assets, and that acquire corresponding exchange notes pursuant to an exchange offer. This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner of original notes or to beneficial owners of original notes that may be subject to special tax rules, including:

•	a dealer in securities;

•	trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank, life insurance company or other financial institution;

•	a real estate investment company;

•	a regulated investment company;

•	a tax-exempt organization;

•	a person that owns notes that are part of a straddle or integrated transaction;

•	a partnership, S corporation or other pass-through entity;

•	a person subject to alternative minimum tax; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

If you purchased notes at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility. If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of a partner will generally depend upon the status of the partner, the activities of the partnership and the provisions of any applicable partnership agreement. You should consult your tax advisor if you are a partner in a partnership considering an investment in the notes.

This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, administrative pronouncements and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Tax Consequences to Holders who Participate in the Exchange Offers

An exchange of original notes for exchange notes will not be a taxable event for U.S. federal income tax purposes. Accordingly, you will recognize no gain or loss upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the original notes exchanged thereof, and your tax basis in the exchange note will be the same as the tax basis in the original note exchanged at the time of the exchange.

Tax Consequences to U.S. Holders of Holding and Disposing of the Notes

This section describes the tax consequences to a U.S. holder. You are a U.S. holder if you are a beneficial owner of a note and you are, for U.S. federal income tax purposes:

•	a citizen or individual resident of the U.S.;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If you are not a U.S. holder, this subsection does not apply to you and you should refer to “Tax Consequences to Non-U.S. Holders of Holding and Disposing of the Notes” below.

Payments of Interest. You will be taxed on interest on your note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Sale, Exchange, or Other Disposition. Your tax basis in your note generally will be its cost. You will generally recognize capital gain or loss on the sale, exchange or other disposition of a note, including a retirement through our exercise of any call right or otherwise, equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest, and your tax basis in your note. Under current law, capital gain of a noncorporate U.S. holder is generally taxed at a maximum rate of 20% where the property is held more than one year, and may be subject to an additional 3.8% Medicare- related tax on net investment income (as discussed further below under “—Net Investment Income”).

Net Investment Income. Section 1411 of the Code and the regulations interpreting the application of the section require certain individuals, estates and trusts to pay a 3.8% Medicare-related tax on “net investment income” over certain annual thresholds. Your net investment income will generally include interest income from your note and the net gain from the disposition of your note. The income may be reduced in each of the above cases by allowed deductions that are properly allocable to the gross income. You should consult your tax advisor regarding the effect of this tax on your ownership and disposition of the notes.

Tax Consequences to Non-U.S. Holders of Holding and Disposing of the Notes

This subsection describes the tax consequences to a non-U.S. holder. You are a non-U.S. holder if you are a beneficial owner of a note and are, for U.S. federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a note.

If you are a U.S. holder, this subsection does not apply to you.

Payments of Principal and Interest. Medtronic, Inc. and other U.S. payors generally will not be required to deduct U.S. withholding tax from payments to you of principal and interest on the notes, subject to the discussion below under “Foreign Account Tax Compliance Act,” if, in the case of payments of interest:

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Medtronic, Inc. entitled to vote (including by actually or constructively owning 10% or more of the Company’s ordinary shares);

2.	you are not a controlled foreign corporation that is related to us through stock ownership; and

3.	the U.S. payor does not have actual knowledge or reason to know that you are a U.S. person and either:

a.	you have furnished to the U.S. payor an appropriate Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person,

b.	in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that established your identity and your status as a non-U.S. person,

c.	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

i.	a qualified intermediary (generally a non-U.S. financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

ii.	a U.S. branch of a non-U.S. bank or of a non-U.S. insurance company, and the qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-U.S. person in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

d.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

i.	certifying to the U.S. payor, under penalties of perjury, that an appropriate Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution which receives the payment from the U.S. payor on your behalf, and

ii.	to which is attached a copy of the appropriate Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form, or

e.	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-U.S. person in accordance with U.S. Treasury regulations.

To the extent these conditions are not met, a 30% withholding tax will apply to interest income on the notes that is not effectively connected with the conduct of a trade or business within the United States (“U.S. trade or business income”), unless an applicable income tax treaty reduces or eliminates such tax (and the non-U.S. holder provides the applicable payor a properly executed Internal Revenue Service Form W-8BEN or W-8BEN- E, as appropriate, or an acceptable substitute form).

If interest is U.S. trade or business income, the non-U.S. holder will generally be exempt from withholding tax, although to avoid withholding the non-U.S. holder generally must provide an appropriate statement to that effect on an Internal Revenue Service Form W-8ECI (or applicable substitute form). Non-U.S. holders should consult their own tax advisors as to whether different rules than those described in the preceding sentence may apply as the result of an applicable tax treaty.

A non-U.S. holder generally will be subject to U.S. federal income tax with respect to all interest income that is U.S. trade or business income in the same manner as a U.S. holder, as described above (unless an applicable income tax treaty provides otherwise). A non-U.S. holder that is a corporation also could be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on such holder’s effectively connected earnings and profits (subject to adjustments) attributable to such income.

Sale, Exchange, or Other Disposition. You generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of a note, unless the gain is U.S. trade or business income (and, if an applicable income tax treaty so provides, attributable to a permanent establishment in the United States), subject to the discussion below under “Foreign Account Tax Compliance Act.”

Further, a note held by an individual who at death is not a citizen or resident of the U.S. will not be includible in the individual’s gross estate for U.S. federal estate tax purposes if:

•	the decedent did not, at the time of death, actually or constructively own 10% or more of the total combined voting power of all classes of stock of Medtronic, Inc. entitled to vote (including by actually or constructively owning 10% or more of the Company’s ordinary shares); and

•	the income on the note would not have been U.S. trade or business income of the decedent at the same time.

Backup Withholding and Information Reporting

U.S. Holders. In general, if you are a noncorporate U.S. holder, the applicable payor is required to report to the Internal Revenue Service all payments of principal and interest on your note. In addition, the applicable payor generally is required to report to the Internal Revenue Service any payment of proceeds of the sale of your note before maturity within the United States. Additionally, backup withholding will apply to any payments if you fail to provide certification of your taxpayer identification number, or you are notified by the Internal Revenue Service that you are subject to backup withholding.

Non-U.S. Holders. In general, if you are a non-U.S. holder, payments of principal or interest made by Medtronic, Inc. and other payors to you and payments of proceeds of a sale of the notes will not be subject to backup withholding and information reporting if the certification requirements described above under “Tax Consequences to Non-U.S. Holders of Holding and Disposing of the Notes” are satisfied or you otherwise establish an exemption. However, the applicable payor is required to report payments of interest on your notes on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

Foreign Account Tax Compliance Act

Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of Medtronic, Inc.’s notes will generally be subject to 30% U.S. withholding tax on payments made on (and, after December 31, 2016, gross proceeds from the sale or other taxable disposition of) the notes if the holder (i) is, or holds its notes through, a foreign financial institution that has not entered into an agreement with the U.S. government to report, on an annual basis, certain information regarding accounts with or interests in the institution held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons, or that has been designated as a “nonparticipating foreign financial institution” if it is subject to an intergovernmental agreement between the United States and a foreign country, or (ii) fails to provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. The adoption of, or implementation of, an intergovernmental agreement between the United States and an applicable foreign country, or future U.S. Treasury regulations, may modify these requirements. If any taxes were to be deducted or withheld from any payments in respect of the notes as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid on the notes as a result of the deduction or withholding of such tax. You should consult your own tax advisor on how these rules may apply to your investment in the notes.

Irish Tax Considerations

If Medtronic plc, in its capacity as a guarantor of the notes, makes any payment under its guarantee (other than a payment in respect of principal), such payment may be subject to Irish withholding tax at the current rate of 20%, subject to the availability of relief under the terms of a relevant double taxation treaty or any exemption under Irish domestic law that may apply. It should be noted, however, that the exemptions contained in Irish domestic tax law that permit payments of interest to be made to certain qualifying recipients and in respect of certain notes listed on a recognized stock exchange free of Irish withholding tax, would only be available to the extent that the payments made by Medtronic plc under the guarantee are “interest” for Irish tax purposes.

Luxembourg Tax Considerations

Certain potential withholding tax consequences in connection with any payments that are made by Medtronic Luxco in its capacity as a guarantor of the notes, and that are qualified as interest payments, are described in this prospectus under “Risk Factors—Risks Relating to the Exchange Notes—The EU Savings Directive may result in withholding tax on the exchange notes.”

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We and Medtronic Luxco are incorporated and existing under the laws of countries other than the United States. In addition, certain of the directors and officers of these entities may reside outside of the United States and a significant portion of their assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process on us or Medtronic Luxco or to enforce in the United States judgments obtained in U.S. courts against us or Medtronic Luxco or those persons based on the civil liability provisions of the U.S. securities laws or other laws. Uncertainty exists as to whether courts in Luxembourg and Ireland, as applicable, will enforce judgments obtained in other jurisdictions, including the United States, against the domestic companies or their directors or officers under the securities or other laws of those jurisdictions or entertain actions in those jurisdictions against us or Medtronic Luxco or their directors or officers under the securities or other laws of those jurisdictions.

In connection with the guarantees of the notes by us and Medtronic Luxco, each of us and Medtronic Luxco appointed an agent for service of process and undertook that in the event of such agent ceasing so to act or ceasing to be registered in the United States of America, we or Medtronic Luxco, as applicable, will appoint another person as the entity’s agent for service of process in the United States of America in respect of any proceedings against it, and in each case, will notify the Trustee of such appointment. Nothing herein shall affect the right to serve proceedings in any other manner permitted by law.

Ireland

Enforcement of Liabilities

We have been advised by counsel that the United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland. A judgment of the U.S. courts will be enforced by the Irish courts if the following general requirements are met: (i) the procedural rules of the U.S. court must have been observed and the U.S. court must have had jurisdiction in relation to the particular defendant according to Irish conflict of law rules (the submission to jurisdiction by the defendant would satisfy this rule); and (ii) the judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it. A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. Where however, the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that, in the meantime, the judgment should not be actionable in Ireland. It remains to be determined whether final judgment given in default of appearance is final and conclusive. However, the Irish courts may refuse to enforce a judgment of the U.S. courts which meets the above requirements for one of the following reasons: (a) if the judgment is not for a definite sum of money; (b) if the judgment was obtained by fraud; (c) if the enforcement of the judgment in Ireland would be contrary to natural or constitutional justice; (d) if the judgment is contrary to Irish public policy or involves certain United States laws which will not be enforced in Ireland; or (e) if jurisdiction cannot be obtained by the Irish courts over the judgment debtors in the enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Superior Courts Rules.

In addition, In the event of any proceedings being brought in an Irish court in respect of a monetary obligation expressed to be payable in a currency other than Euro, an Irish court would have power to give judgment expressed as an order to pay a currency other than Euro. However, enforcement of the judgment against any party in Ireland would be available only in Euro and for such purposes all claims or debts would be converted into Euro.

Certain Insolvency Considerations

Liquidation. As an Irish incorporated company, we may be wound up under Irish law. On a liquidation of an Irish company, certain categories of preferential debts and the claims of secured creditors would be paid in priority to the claims of unsecured creditors. If we become subject to an insolvency proceeding and if we have obligations to creditors that are treated under Irish law as creditors that are senior relative to the holders of the notes, the holders of the notes may suffer losses as a result of their subordinated status during such insolvency proceedings.

Under Irish insolvency law, a liquidator of us could apply to a court to have set aside certain transactions entered into by us before the commencement of liquidation, including the granting of a guarantee and any the payment of any amounts thereunder. Section 286 of the Irish Companies Act, 1963 provides that any conveyance, mortgage, delivery of goods, payment, execution or other act relating to property made or done by or against a company which is unable to pay its debts as they become due, to any creditor, within six months of the commencement of a winding up of the company, with a view to giving such creditor (or any surety or guarantor of the debt due to such creditor) a preference over its other creditors shall, if the company is at the time of the commencement of the winding-up unable to pay its debts (taking into account the contingent and prospective liabilities), be deemed a fraudulent preference of its creditors and be invalid accordingly. Where the conveyance, mortgage, delivery of goods, payment, execution or other action is in favor of a connected person the six month period is extended to two years. In addition, any such act in favor of a connected person is deemed a preference over the other creditors and as such to be a fraudulent preference and invalid accordingly.

Under section 139 of the Irish Companies Act, 1990, if it can be shown on the application of a liquidator, creditor or contributory of a company which is being wound up to the satisfaction of the Irish High Court that any property of such company was disposed of and the effect of such a disposal was to “perpetrate a fraud” on the company, its creditors or members, the Irish High Court may, if it deems it just and equitable, order any person who appears to have “use, control or possession” of such property or the proceeds of the sale or development thereof to deliver it or pay a sum in respect of it to the liquidator on such terms as the Irish High Court sees fit. In deciding whether it is just and equitable to make an order under section 139, the Irish High Court must have regard to the rights of persons who have bona fide and for value acquired an interest in the property the subject of the application.

Examinership. Examinership is a legal mechanism in Ireland for the temporary protection and potential rescue or reconstruction of an ailing but potentially viable Irish company. An Irish company, its directors, its shareholders holding, at the date of presentation of the petition, not less than one-tenth of its voting share capital, or a contingent, prospective or actual creditor, are each entitled to petition the Irish High Court for the appointment of an examiner.

While a company is in examinership, it may not be wound up, creditors may not enforce their claims or their security in respect of the company or its assets, and proceedings cannot be issued or potentially continued against it without the leave of the Irish High Court. Further, a company in examinership cannot discharge any liability incurred by it before the presentation to the Irish Court of the petition for examinership except in strictly defined circumstances. The examiner, once appointed, has the power to set aside contracts and arrangements entered into by the company after this appointment and, in certain circumstances, can avoid a negative pledge given by the company prior to his appointment.

Where possible, an examiner will formulate proposals for a compromise or scheme of arrangement in respect of a company in examinership (the “Proposals”) which he/she believes will ensure the survival of the company or the whole or any part of its undertaking as a going concern. The Proposals will detail, among other things, how each class of creditor is to be treated in the context of the examinership and in particular the dividend, if any, they are to receive. A scheme of arrangement may be approved by the Irish High Court when at least one class of creditors, whose interests are impaired under the proposals, has voted in favor of the proposals and the Irish High Court is satisfied that such proposals are fair and equitable in relation to any class of members or creditors who have not accepted the proposals and whose interests would be impaired by the implementation of the scheme of arrangement and the proposals are not unfairly prejudicial to any interested party.

If, for any reason, an examiner was appointed to us while any amounts due under the notes were unpaid, the primary risks to the holders of the notes are as follows:

•	the Trustee, on behalf of the holders of the notes, would not be able to take proceeding to enforce rights under the guarantee against us during the period of examinership;

•	a scheme of arrangement may be approved involving the writing down of the debt due by us to the holders of the notes irrespective of their views;

•	an examiner may seek to set aside any negative pledge given by us prohibiting the creation of security or the incurring of borrowings by us to enable the examiner to borrow to fund us during the protection period; and

•	in the event that a scheme of arrangement is not approved and we subsequently go into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on behalf of New Medtronic and approved by the Irish High Court) and the claims of certain other creditors referred to above (including the Irish Revenue Commissioners for certain unpaid taxes) will take priority over the amounts due by us to the holders of the notes.

Furthermore, the Irish High Court may order that an examiner shall have any of the powers of a liquidator appointed by the Irish High Court would have, which could include the power to apply to have transactions set aside under section 286 of the Irish Companies Act, 1963 or section 139 of the Irish Companies Act, 1990.

Luxembourg

Enforcement of Liabilities

We have been advised by our Luxembourg counsel that the United States and Luxembourg are not currently bound by a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitral awards rendered in civil and commercial matters. According to such counsel, an enforceable judgment for the payment of monies rendered by any U.S. federal or state court based on civil liability, whether or not predicated solely upon the U.S. securities laws, would not directly be enforceable in Luxembourg. However, a party who received such favorable judgment in a U.S. court may initiate enforcement proceedings in Luxembourg (exequatur) by requesting enforcement of the U.S. judgment rendered in civil or commercial matters by the Luxembourg District Court (Tribunal d’Arrondissement) pursuant to Section 678 of the New Luxembourg Code of Civil Procedure (Nouveau Code de Procédure Civile). The Luxembourg District Court will authorize the enforcement in Luxembourg of the U.S. judgment if it is satisfied that all of the following conditions are met:

•	the U.S. court awarding the judgment has jurisdiction to adjudicate the respective matter according to its applicable laws, and Luxembourg private international and local law;

•	the judgment is final and enforceable (exécutoire) in the U.S.;

•	the U.S. court has applied the substantive law which would have been applied in Luxembourg;

•	the principles of natural justice have been complied with and the judgment was granted following proceedings where the counterparty had the opportunity to appear, and it appeared, to present a defense;

•	the U.S. court has acted in accordance with its own procedural laws;

•	the judgment must not have been obtained by fraud (fraude à la loi); and

•	the judgment does not contravene the Luxembourg public policy as understood under the laws of Luxembourg or has not been given in proceedings of a criminal or tax nature.

If an original action is brought in Luxembourg, Luxembourg courts may refuse to apply the designated law amongst others and notably if its application contravenes Luxembourg public policy. In an action brought in Luxembourg on the basis of U.S. federal or state securities laws, Luxembourg courts may not have the requisite power to grant the remedies sought. Also, an exequatur may be refused in respect of punitive damages. Further, in the event of any proceedings being brought in a Luxembourg court in respect of a monetary obligation expressed to be payable in a currency other than Euro, a Luxembourg court would have power to give judgment expressed as an order to pay a currency other than Euro. However, enforcement of the judgment against any party in Luxembourg would be available only in Euro and for such purposes all claims or debts would be converted into Euro.

Subject to the foregoing, purchasers of the notes may be able to enforce judgments in civil and commercial matters obtained from U.S. federal or state courts in Luxembourg. We cannot, however, assure you that attempts to enforce judgments in Luxembourg will be successful.

Certain Insolvency Considerations

Medtronic Luxco is incorporated and has its center of main interests in Luxembourg. Accordingly, insolvency proceedings with respect to Medtronic Luxco may proceed under, and be governed by, Luxembourg insolvency laws. The insolvency laws of Luxembourg may not be as favorable to investors’ interests as those of other jurisdictions with which investors may be familiar and may limit the ability of noteholders to enforce the terms of the notes.

In an insolvency proceeding, it is possible that creditors of Medtronic Luxco or appointed insolvency administrator may challenge Medtronic Luxco’s guarantee of the notes, and intercompany obligations generally, as fraudulent or voidable transfers, preferences or conveyances or transactions at an undervalue or on other grounds.

In certain situations the relevant bankruptcy court may act ex officio and declare the guarantee or other security interests as ineffective, unenforceable or void. If so, such laws may permit the court, if it makes certain findings, to:

•	void or invalidate all or a portion of a guarantor’s obligations under its note guarantee or the security provided by such guarantor;

•	direct that holders of the notes return any amounts paid under a note guarantee or any security document to the relevant guarantor or to a fund for the benefit of the relevant guarantor’s creditors or otherwise contribute to the assets of the relevant guarantor; or

•	take other action that is detrimental to holders of the notes.

Under Luxembourg insolvency law, a liquidator/bankruptcy trustee of Medtronic Luxco could apply to the court to have set aside certain transactions entered into by Medtronic Luxco before the commencement of its liquidation/bankruptcy. Article 445 of the Luxembourg Commercial Code sets out the conditions in which certain transactions made by Medtronic Luxco may be declared null and void. If the transactions were made after the cessation of payments, but before the declaratory judgment of bankruptcy, which is the hardening period (période suspecte) and an additional period of ten days preceding this hardening period fixed by the court, those specified transactions must be set aside or declared null and void. Such transactions will include, for example: the granting of a security interest for antecedent debts, the payment of debts which have not fallen due, whether such payment is made in cash or by way of assignment, sale, set-off or by any other means, the payment of debts which have fallen due by any other means than in cash or by bill of exchange and the sale of assets without consideration or for materially inadequate consideration. Paragraph 4 of Article 445 of the Luxembourg Commercial Code expressly states that any security which would have been granted by the debtor to a creditor, during the hardening period (and ten days before), for previously contracted debts is null and void.

Furthermore, the following may be declared null and void (Article 446 of the Luxembourg Commercial Code) if occurred during the hardening period (and ten days before): payments (of any kind, including cash and set-offs) of non-mature debts, payments not consisting of cash or negotiable instruments (effets de commerce) for mature debts.

PLAN OF DISTRIBUTION

Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe exchange notes issued under the relevant exchange offer in exchange for corresponding original notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders that are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of original notes that is an affiliate of us, Medtronic, Inc. or Medtronic Luxco, or that intends to participate in the exchange offers for the purpose of distributing the exchange notes, or any broker-dealer that purchased any of the original notes from Medtronic, Inc. for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its original notes in the exchange offers, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the original notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each broker-dealer that receives exchange notes for its own account pursuant to any exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for corresponding original notes where such original notes were acquired as a result of market-making activities or other trading activities. We, Medtronic, Inc. and Medtronic Luxco have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

None of us, Medtronic, Inc. or Medtronic Luxco will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers that may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We, Medtronic, Inc. and Medtronic Luxco have agreed to pay all expenses incident to the exchange offers other than brokerage commissions and transfer taxes, if any. We, Medtronic, Inc. and Medtronic Luxco have also agreed to indemnify the holders of the original notes and the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. Notwithstanding the foregoing, we, Medtronic, Inc. and Medtronic Luxco may suspend the use of this prospectus by broker-dealers under specified circumstances.

None of us, Medtronic, Inc. or Medtronic Luxco will receive any proceeds from the issuance of exchange notes in the exchange offer.

LEGAL MATTERS

The validity of the exchange notes offered hereby will be passed upon by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Certain matters with respect to Irish law and Luxembourg law will be passed upon by A&L Goodbody and Weidema van Tol, respectively. Certain matters with respect to Minnesota law will be passed upon by Keyna P. Skeffington, Vice President and Assistant Secretary of Medtronic, Inc.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Registration Statement on Form S-4 by reference to the Annual Report on Form 10-K for the year ended April 24, 2015 have been so incorporated in reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Covidien business which the registrant acquired during year end April 24, 2015, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements, and the related financial statement schedule, incorporated by reference in this prospectus of the Company from Covidien’s Annual Report on Form 10-K for the year ended September 26, 2014, and the effectiveness of Covidien’s internal control over financial reporting as of September 26, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

MEDTRONIC PUBLIC LIMITED COMPANY

Offer to exchange

$500,000,000 aggregate principal amount of Floating Rate Senior Notes due March 15, 2020

(CUSIP Nos. 585055 BH8 and U3155L AD9)

for

$500,000,000 aggregate principal amount of Floating Rate Senior Notes due March 15, 2020

(CUSIP No. 585055 BJ4),

$1,000,000,000 aggregate principal amount of 1.500% Senior Notes due March 15, 2018

(CUSIP Nos. 585055 BK1 and U3155L AE7)

for

$1,000,000,000 aggregate principal amount of 1.500% Senior Notes due March 15, 2018

(CUSIP No. 585055 BQ8),

$2,500,000,000 aggregate principal amount of 2.500% Senior Notes due March 15, 2020

(CUSIP Nos. 585055 BF2 and U3155L AC1)

for

$2,500,000,000 aggregate principal amount of 2.500% Senior Notes due March 15, 2020

(CUSIP No. 585055 BG0),

$2,500,000,000 aggregate principal amount of 3.150% Senior Notes due March 15, 2022

(CUSIP Nos. 585055 BL9 and U3155L AF4)

for

$2,500,000,000 aggregate principal amount of 3.150% Senior Notes due March 15, 2022

(CUSIP No. 585055 BR6),

$4,000,000,000 aggregate principal amount of 3.500% Senior Notes due March 15, 2025

(CUSIP Nos. 585055 BM7 and U3155L AG2)

for

$4,000,000,000 aggregate principal amount of 3.500% Senior Notes due March 15, 2025

(CUSIP No. 585055 BS4),

$2,500,000,000 aggregate principal amount of 4.375% Senior Notes due March 15, 2035

(CUSIP Nos. 585055 BN5 and U3155L AH0)

for

$2,500,000,000 aggregate principal amount of 4.375% Senior Notes due March 15, 2035

(CUSIP No. 585055 BT2) and

$4,000,000,000 aggregate principal amount of 4.625% Senior Notes due March 15, 2045

(CUSIP Nos. 585055 BP0 and U3155L AJ6)

for

$4,000,000,000 aggregate principal amount of 4.625% Senior Notes due March 15, 2045

(CUSIP No. 585055 BU9)

that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)

The exchange offers will expire at 11:59 p.m.,

New York City time, on [—], 2015, unless extended.

The date of this prospectus is                     , 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Pursuant to the Company’s memorandum and articles of association, subject to the provisions of, and so far as may be permitted by the Irish Companies Act, 2014, every director and secretary of the Company shall be indemnified out of the assets of the Company against all costs, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto including any liability incurred by him or her in defending civil or criminal proceedings which relate to anything done or omitted or alleged to have been done or omitted by him or her as an officer or employee of the Company and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

Pursuant to the Company’s memorandum and articles of association and so far as may be permitted by the Irish Companies Act, 2014, every current or former executive or officer (other than any director) or any person who is serving or has served at the request of the Company as a director, executive, officer or trustee of another company shall be indemnified out of the assets of the Company against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, to which he or she was, is, or is threatened to be, made a party by reason of the fact that he or she is or was such a director, executive, officer or trustee.

Effective January 26, 2015, the Company entered into deeds of indemnification (the “Deeds of Indemnification”) with the directors and corporate secretary of the Company. The Deeds of Indemnification provide indemnification to such directors and the corporate secretary to the fullest extent permitted by the laws of Ireland, and in accordance with the Company’s memorandum and articles of association, for all expenses and other amounts actually incurred in any action or proceeding in which the director or corporate secretary is or may be involved by reason of the fact that he or she is or was a director or corporate secretary of the Company or otherwise serving the Company or other entities at the Company’s request, on the terms and conditions set forth in the Deeds of Indemnification. Further, the Company agrees, to the fullest extent permitted by the laws of Ireland, to advance expenses incurred in defense of these proceedings, on the terms and conditions set forth in the Deeds of Indemnification. The Deeds of Indemnification also provide procedures for requesting and obtaining indemnification and advancement of expenses.

Minnesota Statutes Section 302A.521, subdivision 2, requires Medtronic, Inc. to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to Medtronic, Inc., against judgments, penalties, fines, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding if certain statutory standards are met. In addition, Section 302A.521, subdivision 3, requires payment by Medtronic, Inc., upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain circumstances. A decision as to required indemnification is made by a disinterested majority of Medtronic, Inc.’s board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of Medtronic, Inc.’s board of directors, by special legal counsel, by Medtronic, Inc.’s shareholders, or by a court. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

Medtronic, Inc.’s bylaws provide for indemnification by Medtronic, Inc. to the full extent permitted by Minnesota Statutes Section 302A.521, as now enacted or hereafter amended, against and with respect to threatened, pending, or completed actions, suits, or proceedings arising from, or alleged to arise from, a party’s actions or omissions as a director, officer, employee, or agent of Medtronic, Inc. or any subsidiary of Medtronic, Inc. or of any other corporation, partnership, joint venture, trust, or other enterprise that has served in such capacity at the request of Medtronic, Inc. if such acts or omissions occurred, or were or are alleged to have occurred, while such party was a director or officer of Medtronic, Inc. Generally, under Minnesota law, indemnification will be available only where an officer or director can establish that he or she acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Medtronic, Inc. As permitted by Minnesota Statutes Section 302A.521, Medtronic, Inc.’s articles of incorporation provide that a director shall have no personal liability to Medtronic, Inc. or its shareholders for breach of his or her fiduciary duty as a director, to the fullest extent permitted by law. Further, Medtronic, Inc.’s directors and executive officers are entitled to continued indemnification and insurance under the Transaction Agreement.

Medtronic Global Holdings S.C.A. (“Medtronic Luxco”) is incorporated under the laws of Luxembourg. Article 102 of the Luxembourg Commercial Code of 10 August 1915 (as amended) (the “1915 Law”)), provides that a société en commandite par actions, such as Medtronic Luxco, “is a company established by contract, for a limited or unlimited period, between one or more shareholders who are indefinitely and jointly and severally liable for the obligations of the company and one or more shareholders who only contribute a specific share of the capital.” (Translated into English.)

Article 107 of the 1915 law provides that “Management of the company is carried out by one or more managers, who may but need not be unlimited members, designated in accordance with the articles. Managers who are not unlimited members shall be liable in accordance with Article 59.” (Translated into English.)

The manager of Medtronic Luxco is Medtronic Global Holdings G.P. S.à r.l. (“Medtronic GP”), its unlimited member. Medtronic GP is a Luxembourg private limited company (société à responsabilité limitée (“S.à r.l.”)) in turn managed by its managers. Managers do not contract any personal liability deriving from the liabilities of the company (explicitly for sociétés anonymes (Public limited companies) per Article 58 of the 1915 Law). This is an application of the general rules pursuant to which a proxy does not bind himself and the person represented by the proxy must execute the obligations undertaken in its name by the proxy.

Managers are however responsible for damages caused by their fault. This responsibility may exist towards the company, towards shareholders and towards third parties, depending on the circumstances and the basis of action. Actions may notably be based on either of the following provisions: (i) Article 59 para. 1 of the 1915 Law (“faute de gestion”, mismanagement), (ii) Article 59 para. 2 of the 1915 Law (violation of legal or statutory provisions), or (iii) Articles 1382, 1383 of the Luxembourg Civil Code.

Article 59 of the 1915 Law reads as follows:

“The directors are responsible towards the company, in accordance with common law, for the execution of the mandate which has been conferred upon them and for the faults committed in their management.

They shall be jointly and severally liable towards the company and any third parties for damages resulting from the violation of this law or the articles of the company. They shall be discharged from such liability in the case of a violation to which they were not a party provided no misconduct is attributable to them and they have reported such violation to the first general meeting after they had acquired knowledge thereof.” (Translated into English.)

Besides the three cases above, managers may incur liability under criminal law or, in certain circumstances, in case of bankruptcy.

Claims against individual managers on the basis of Articles 1382 and 1383 of the Luxembourg Civil Code are available to the company and to any injured person, be it an individual shareholder or a third party creditor of the company, if it can be established that an unlawful act or negligence has been committed by the board of managers or a manager. Articles 1382 and 1383 read as follows:

“Any act of man resulting in damage incurred by someone else binds the person responsible for the damage to repair it.” (Article 1382) (Translated into English.)

“Everyone is liable for the damage caused not only by his act but also by his negligence or imprudence” (Article 1383) (Translated into English.)

Any injured person can resort to this individual responsibility of the managers for the following reasons: (i) the actio mandati is not available to the company because the quitus has been granted to the managers; (ii) it is usual practice for managers to have their personal liability covered by insurance policies so that managers can meet their obligations, and (iii) minority shareholders are not entitled to initiate the actio mandati on behalf of the company against its managers.

The claimant will have to demonstrate (a) the negligence of the managers in performing or not performing their obligations, (b) the damage suffered, and (c) the causal link between the negligence and the damage.

Luxembourg laws and regulations do not explicitly address the issue of indemnity and insurance coverage for S.à r.l. managers. It is generally considered that the articles of incorporation of the S.à r.l. may provide for indemnity, however limited to the extent the managers are not acting in gross negligence or fraudulently.

Insurance coverage for directors’ and officers’ liability is also permissible under Luxembourg law and may be considered as usual market practice for certain market segments and/or types of companies (including Medtronic Luxco). However, there are no statutes or other codified laws or legal provisions specifically dealing with Directors’ and Officers’ insurance.

The coordinated articles of incorporation of Medtronic Luxco provide that:

“Art. 9. Liability. To the extent permissible under Luxembourg law, the GP Shareholder and other officers of the Company, as well as those persons to whom such signatory powers have been validly delegated in accordance with Articles 8.3 and 8.4 of these Articles, shall be indemnified out of the assets of the Company against all costs, charges, losses, damages and expenses incurred or sustained by them in connection with any actions, claims, suits or proceedings to which they may be made a party by reason of being or having been managers, officers or delegates of the Company, by reason of any transaction carried out by the Company, any contract entered into or any action performed, concurred in, or omitted, in connection with the execution of their duties, save for liabilities and expenses arising from their gross negligence or willful default, in each case without prejudice to any other rights to which such persons may be entitled.”

The Articles of Medtronic GP provide that:

“Art. 11. The managers do not contract in their functions any personal obligation concerning the commitments regularly taken by them in the name of the Company; as representatives of the Company, the managers are only responsible for the execution of their mandates.”

Effective January 26, 2015, Medtronic Luxco entered into indemnification agreements (the “Indemnification Agreements”) with the directors and corporate secretary of the Company. The Indemnification Agreements provide indemnification to such directors and the corporate secretary, provided such directors and the corporate secretary act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, to the fullest extent permitted by Delaware law, for all expenses and other amounts actually incurred in any action or proceeding in which the director or the corporate secretary is or may be involved by reason of the fact that he or she is or was a director or corporate secretary of the Company or otherwise serving the Company or other entities at the Company’s request, on the terms and conditions set forth in the Indemnification Agreements. Further, Medtronic Luxco agrees to advance expenses incurred in defense of these proceedings, on the terms and conditions set forth in the Indemnification Agreements. The Indemnification Agreements also provide procedures for requesting and obtaining indemnification and advancement of expenses.

The foregoing summaries are qualified in their entirety to the terms and provisions of such arrangements.

Item 21.	Exhibits and Financial Statement Schedules.

The exhibits to this registration statement are listed in the “Exhibit Index” on page II-14 following the signature pages hereto and are incorporated by reference herein.

Item 22.	Undertakings.

1)	The undersigned registrants hereby undertake:

a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2)	The undersigned registrants hereby undertake that, for the purpose of determining liability of each of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

a)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

3)	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

a)

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

4)	The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

6)	The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

7)	The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on July 17, 2015.

MEDTRONIC PUBLIC LIMITED COMPANY

Dated: July 17, 2015	By:	/s/ Bradley E. Lerman
Bradley E. Lerman
Senior Vice President, General Counsel and Corporate Secretary

Each person whose signature appears immediately below constitutes and appoints Omar Ishrak, Gary L. Ellis, Bradley E. Lerman and Keyna P. Skeffington, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Omar Ishrak Omar Ishrak	Chairman and Chief Executive Officer (principal executive officer)	July 17, 2015

/s/ Gary L. Ellis Gary L. Ellis	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	July 17, 2015

/s/ Richard H. Anderson Richard H. Anderson	Director	July 17, 2015

/s/ Craig Arnold Craig Arnold	Director	July 17, 2015

/s/ Scott C. Donnelly Scott C. Donnelly	Director	July 17, 2015

/s/ Randall J. Hogan, III Randall J. Hogan, III	Director	July 17, 2015

/s/ Shirley Ann Jackson, Ph.D. Shirley Ann Jackson, Ph.D.	Director	July 17, 2015

/s/ Michael O. Leavitt Michael O. Leavitt	Director	July 17, 2015

/s/ James T. Lenehan James T. Lenehan	Director	July 17, 2015

/s/ Elizabeth G. Nabel Elizabeth G. Nabel	Director	July 17, 2015

Signature	Title	Date

/s/ Denise M. O’Leary Denise M. O’Leary	Director	July 17, 2015

/s/ Kendall J. Powell Kendall J. Powell	Director	July 17, 2015

/s/ Robert C. Pozen Robert C. Pozen	Director	July 17, 2015

/s/ Preetha Reddy Preetha Reddy	Director	July 17, 2015

Authorized Representative in the United States:

By:	/s/ Keyna P. Skeffington
Keyna P. Skeffington, Esq.
Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in City of Minneapolis, State of Minnesota, on July 17, 2015.

MEDTRONIC, INC.

Dated: July 17, 2015	By:	/s/ Gary L. Ellis
Gary L. Ellis
Director, Executive Vice President and Chief Financial Officer

Each person whose signature appears immediately below constitutes and appoints Omar Ishrak, Gary L. Ellis, Bradley E. Lerman and Keyna P. Skeffington, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Omar Ishrak Omar Ishrak	Chief Executive Officer (principal executive officer)	July 17, 2015

/s/ Gary L. Ellis Gary L. Ellis	Director, Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	July 17, 2015

/s/ Bradley E. Lerman Bradley E. Lerman	Director	July 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Luxembourg, Luxembourg, on July 17, 2015.

MEDTRONIC GLOBAL HOLDINGS S.C.A.,

a Luxembourg corporate partnership limited by

shares (société en commandite par actions)

represented by

Medtronic Global Holding GP S.à r.l.

Its General Partner, in turn acting by

Dated: July 17, 2015	By:	/s/ Andrej Grossmann
Andrej Grossmann
Class A Manager

	By:	/s/ Linda Harty
Linda Harty
Class B Manager

Each person whose signature appears immediately below constitutes and appoints Andrej Grossmann, Linda Harty, Philippe van den Avenne, Philip John Albert, Omar Ishrak, Gary L. Ellis, Bradley E. Lerman and Keyna P. Skeffington, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Philip John Albert Philip John Albert	Class B Manager of Medtronic Global Holding GP S.à r.l., general partner of Medtronic Global Holdings S.C.A.	July 17, 2015

/s/ Linda Harty Linda Harty	Class B Manager of Medtronic Global Holding GP S.à r.l., general partner of Medtronic Global Holdings S.C.A.	July 17, 2015

/s/ Philippe van den Avenne Philippe van den Avenne	Class A Manager of Medtronic Global Holding GP S.à r.l., general partner of Medtronic Global Holdings S.C.A.	July 17, 2015

/s/ Andrej Grossmann Andrej Grossmann	Class A Manager of Medtronic Global Holding GP S.à r.l., general partner of Medtronic Global Holdings S.C.A.	July 17, 2015

Authorized Representative in the United States:

By:	/s/ Keyna P. Skeffington
Keyna P. Skeffington, Esq.
Assistant Secretary of Medtronic plc

EXHIBIT INDEX

Exhibit Number	Description

2.1	Transaction Agreement, dated as of June 15, 2014, among Medtronic, Inc., Covidien Limited (formerly known as Covidien plc), Medtronic plc (formerly known as Kalani I Limited), Makani II Limited, Aviation Acquisition Co., Inc., and Aviation Merger Sub, LLC (incorporated by reference to Exhibit 2.1 to Medtronic plc’s Amendment No. 5 to the Registration Statement on Form S-4, filed on November 20, 2014, File No. 333-197406).

3.1	Amended and Restated Articles of Incorporation of Medtronic, Inc. (incorporated by reference to Exhibit 3.1 to Medtronic, Inc.’s Current Report on Form 8-K, filed on January 27, 2015, File No. 001-07707).

3.2	Medtronic, Inc. Bylaws, as amended through May 30, 2014 (incorporated by reference to Exhibit 3.1 to Medtronic, Inc.’s Current Report on Form 8-K, filed on June 2, 2014, File No. 001-07707).

3.3	Certificate of Incorporation of Medtronic plc (incorporated by reference to Exhibit 3.1 to Medtronic plc’s Current Report on Form 8-K, filed on January 27, 2015, File No. 001-36820).

3.4	Amended and Restated Memorandum and Articles of Association of Medtronic plc (incorporated by reference to Exhibit 3.1 to Medtronic plc’s Current Report on Form 8-K12B, filed on January 27, 2015, File No. 001-36820).

3.5*	An electronic version of the excerpt on file at the Luxembourg Trade and Companies Register for Medtronic Global Holdings S.C.A. (including English translation).

3.6*	Amended and Restated Articles of Association of Medtronic Global Holdings S.C.A.

4.1	Indenture, dated December 10, 2014, between Medtronic, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to Medtronic, Inc.’s Current Report on Form 8-K filed with the Commission on December 10, 2014, File No. 001-07707).

4.2	First Supplemental Indenture, dated December 10, 2014, between Medtronic, Inc. and Wells Fargo Bank, National Association (including Form of Floating Rate Senior Notes due 2020, Form of 1.500% Senior Notes due 2018, Form of 2.500% Senior Notes due 2020, Form of 3.150% Senior Notes due 2022, Form of 3.500% Senior Notes due 2025, Form of 4.375% Senior Notes due 2035 and Form of 4.625% Senior Notes due 2045) (incorporated by reference to Exhibit 4.2 of Medtronic, Inc.’s Current Report on Form 8-K filed with the Commission on December 10, 2014, File No. 001-07707).

4.3	Second Supplemental Indenture, dated as of January 26, 2015, by and among Medtronic plc and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.3 to Medtronic plc’s Current Report on Form 8-K12B, filed on January 27, 2015, File No. 001-36820).

4.4	Third Supplemental Indenture, dated as of January 26, 2015, by and among Medtronic Global Holdings S.C.A. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.4 to Medtronic plc’s Current Report on Form 8-K12B, filed on January 27, 2015, File No. 001-36820).

5.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

5.2*	Opinion of A&L Goodbody.

5.3*	Opinion of Weidema van Tol.

5.4*	Opinion of Keyna P. Skeffington, Vice President and Assistant Secretary of Medtronic, Inc.

Exhibit Number	Description

10.1	Registration Rights Agreement, dated December 10, 2014, by and among Medtronic, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers (incorporated by reference to Exhibit 4.10 to Medtronic, Inc.’s Current Report on Form 8-K filed with the Commission on December 10, 2014, File No. 001-07707)

10.2	Joinder Agreement to the Registration Rights Agreement, dated as of January 26, 2015, by and among Medtronic plc and Medtronic Global Holdings S.C.A. (incorporated by reference to Exhibit 4.6 to Medtronic plc’s Current Report on Form 8-K12B, filed on January 27, 2015, File No. 001-36820).

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to Medtronic plc’s Annual Report on Form 10-K, filed on June 23, 2015, File No. 001-36820).

21.1	List of Subsidiaries of Medtronic plc (incorporated by reference to Exhibit 21.1 to Medtronic plc’s Annual Report on Form 10-K, filed on June 23, 2015, File No. 001-36820).

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Deloitte & Touche LLP.

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

23.4	Consent of A&L Goodbody (included in Exhibit 5.2).

23.5	Consent of Weidema van Tol (included in Exhibit 5.3).

23.6	Consent of Keyna P. Skeffington, Vice President, Deputy General Counsel and Assistant Secretary of Medtronic, Inc. (included in Exhibit 5.4).

24.1	Power of Attorney of Medtronic plc (included on signature page).

24.2	Power of Attorney of Medtronic, Inc. (included on signature page).

24.3	Power of Attorney of Medtronic Global Holdings S.C.A. (included on signature page).

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as Trustee, under the Indenture.

99.1*	Form of Letter of Transmittal.

*	Filed herewith